UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

iQSTEL Inc.

(Exact name of registrant as specified in its charter)

NV	4813	45-2808620
(State of other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

300 Aragon Avenue, Suite 375

Coral Gables, FL 33134

Phone: (954) 951-8191
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Corporate Place, Inc.

601 E. Charleston Blvd. Ste. 100

Las Vegas, NV 89104

Phone: (877) 786-8500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Scott Doney, Esq.

The Doney Law Firm

4955 S. Durango Dr. Ste. 165

Las Vegas, NV 89113

Phone: (702) 982-5686

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED August 25, 2023

15,000,000 shares offered by the Selling Shareholder

This prospectus relates to the resale by the selling stockholder of up to 15,000,000 shares of our common stock issuable upon the exercise of a one year option dated April 5, 2022, which has a fixed exercise price of $2.00 per share. We have already registered the original 4,800,000 shares of common stock under the option, but the option is subject to a provision that reduces the exercise price and correspondingly increases the number of shares of common stock available under the option (called a “sub-option”) in the event that our daily average VWAP for the ten trading days prior to exercise is less than $2.00 per share. The amount of reduction to the exercise price and the corresponding amount of new shares under the sub-option varies depending on the price of our daily average VWAP for the ten trading days prior to exercise. If the WVAP is below $2.00 per share, but at least $1.501 per share, then the discount will be 16% of the VWAP. If the WVAP is $1.50 or less per share, then the discount will be 32% of the VWAP. No discounts are provided if the VWAP is $2.00 or greater.

As a result of past exercises on the option, dated October 5, 2022 and November 14, 2022, the daily average VWAP for the ten trading days prior to each exercise was less than $2.00 per share, resulting in the creation of the sub-option, or an amount up to the 15,000,000 shares of common stock offered herein.

The selling shareholders may offer and sell or otherwise dispose of the shares described in this prospectus from time to time through public or private transaction at prevailing market prices, at prices related to such prevailing market prices, at varying prices determined at the time of sale, at negotiated prices, or at fixed prices. We will not receive any of the proceeds from the common stock sold by the selling shareholders, but we will receive the exercise price for the sub-option, which we plan to use for working capital.

We are currently quoted on the OTCQX under the symbol “IQST.” On August 23, 2023, the reported closing price of our common stock was $0.172 per share. Prior to this offering, there has been a very limited market for our securities. While our common stock is quoted on the OTCQX, there has been negligible trading volume. There is no guarantee that an active trading market will develop in our securities.

The holders of our Series A Preferred Stock, which is comprised of our officers and directors, Leandro Iglesias and Alvaro Quintana Cardona, control our company with a 51% vote on all matters regarding shareholder approval by virtue of their ownership in our Series A Preferred Stock. There were 10,000 shares of Series A Preferred Stock outstanding as of the date of this prospectus, with Mr. Iglesias holding 7,000 shares and Mr. Cardona the other 3,000 shares. There were 168,588,454 shares of common stock outstanding as of the date of this prospectus, with Mr. Iglesias holding 542,932 shares and Mr. Cardona holding 1,121,842 shares, which together accounts for just over 0.9% of our outstanding common stock. Holders of Series A Preferred Stock are entitled to vote together with the holders of our common stock on all matters submitted to shareholders at a rate of 51% of the total vote of shareholders, including the election of directors. Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. By virtue of their ownership of Series A Preferred Stock and common stock, they are able to vote at a rate of approximately 51.48% of the total vote of shareholders and therefore able to exercise significant influence over our company, including the election of directors, the approval of significant corporate transactions, and any change of control of our company. See “Principal Stockholders.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 25, 2023

Neither we nor the underwriter has authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our common stock means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy shares of common stock in any circumstances under which the offer or solicitation is unlawful.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this prospectus and the financial statements and related notes appearing at the end of this prospectus before making an investment decision.

Unless the context provides otherwise, all references in this prospectus to “IQSTEL Inc.” “we,” “us,” “our,” the “Company,” or similar terms, refer to IQSTEL Inc. Inc. and its directly and indirectly owned subsidiaries on a consolidated basis.

Our Company

Company Description

iQSTEL Inc. (OTCQX: IQST, www.iQSTEL.com) is a Nevada corporation and publicly traded company with a presence in 13 countries and 56 employees that is offering leading-edge services through its four business divisions.

Our Telecom Division, which represents the majority of current operations and which also represents the source for all of our revenues for the financial periods presented in this Prospectus, offers VoIP, SMS, proprietary Internet of Things (IoT) solutions (www.iotsmartgas.com and www.iotsmarttank.com), and international fiber-optic connectivity through its subsidiaries: Etelix (www.etelix.com), SwissLink Carrier (www.swisslink-carrier.com), Smartbiz Telecom (www.smartbiztel.com), Whisl Telecom (www.whisl.com), IoT Labs (www.iotlabs.mx), and QGlobal SMS (www.qglobalsms.com).

Our developing Fintech Business Line (www.globalmoneyone.com) (www.maxmo.vip) offers a complete Fintech ecosystem MasterCard Debit Card, US Bank Account (No SSN Needed), Mobile App/Wallet (Remittances, Mobile Top Up). Our Fintech subsidiary, Global Money One, is to provide immigrants access to reliable financial services that makes it easier to manage their money and stay connected with their families back home.

Our developing BlockChain Platform Business Line (www.itsbchain.com) offers our proprietary Mobile Number Portability Application (MNPA) to serve the in-country portability needs through its subsidiary, itsBchain.

Our developing Electric Vehicle (EV) Business Line (www.evoss.net) offers electric motorcycles for work and recreational use in the USA, Spain, Portugal, Panama, Colombia, and Venezuela. EVOSS is also working on the development of an EV Mid Speed Car to serve the niche of the 2nd car in the family.

The information contained on our websites is not incorporated by reference into this Prospectus and should not be considered part of this or any other report filed with the SEC.

The Offering

The following summary of the offering contains basic information about the offering and the common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the common stock, please refer to the section of this prospectus entitled “Description of Capital Stock.”

Common stock offered by the selling shareholder	15,000,000 shares of our common stock. Represents shares of the Registrant’s common stock and common stock issuable upon the exercise of an option dated April 5, 2022.

Common stock outstanding before and after this offering	168,588,454 shares of our common stock as of the date of this Prospectus and 183,588,454 shares will be outstanding assuming the complete exercise of all 15,000,000 option shares.

Use of proceeds	We will not receive any proceeds from the sale or other disposition of the shares of common stock covered by this prospectus, aside from the exercise price for the option, which we plan to use for general working capital. See “Use of Proceeds”

Risk Factors	See the section entitled “Risk Factors” beginning on page 2 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Trading symbol	“IQST”

1

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. If any of the following risks actually occur, we may be unable to conduct our business as currently planned and our financial condition and results of operations could be seriously harmed. In addition, the trading price of our common stock could decline due to the occurrence of any of these risks, and you may lose all or part of your investment. The risks and uncertainties discussed below are not the only ones we face. Our business, results of operations, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. In assessing the risks and uncertainties described below, you should also consider carefully the other information contained in this prospectus before making a decision to invest in our common stock.

Risk Factors Related to the Financial Condition of the Company

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have continually operated at a loss with an accumulated deficit of $25,081,525 as of June 30, 2023. We have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the next twelve months. Our future is dependent upon our ability to obtain financing or upon future profitable operations. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business and additional costs and expenses that may exceed current estimates. We expect to continue to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We are dependent on outside financing for the continuation of our operations.

Because we have generated limited revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business operations. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We will need additional funds to complete further development of our business plan to achieve a sustainable level where ongoing operations can be funded out of revenues. We anticipate that we must raise for next 12 months: $490,000 for our budgeted expenses, $1,000,000 for business growth, $8,500,000 for acquisitions to fully implement our business plan to its fullest potential and achieve our growth plans. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern, and, as a result, our investors could lose their entire investment.

2

We may be unable to achieve some, all or any of the benefits that we expect to achieve from our plan to expand our operations.

In the future we may require additional financing for capital requirements and growth initiatives. Accordingly, we will depend on our ability to generate cash flows from operations and to borrow funds and issue securities in the capital markets to maintain and expand our business. We may need to incur debt on terms and at interest rates that may not be as favorable. If additional financing is not available when required or is not available on acceptable terms, we may be unable to operate our business as planned or at all, fund our expansion, successfully promote our business, develop or enhance our products and services, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business, financial condition and results of operations.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have revenues but we are not profitable and may not be in the near future, if at all. Further, many of our competitors have a significantly larger industry presence and revenue stream but have yet to achieve profitability. Our ability to continue as a going concern is dependent upon raising capital from financing transactions, increasing revenue and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

Risk Factors Related to the Business of the Company

Our telecommunications line of business is highly sensitive to declining prices, which may adversely affect our revenues and margins.

The telecommunications industry is characterized by intense price competition, which has resulted in declines in both our average per-minute price realizations and our average per-minute termination costs.

A reduction of our prices to compete with any other offers in the market will not always guarantee and increase in the traffic, which may result in a reduction of revenue. If these trends in pricing continue or accelerate, it could have a material adverse effect on the revenues generated by our telecommunications businesses and/or our gross margins.

The continued growth of Over-The-Top calling and messaging services, such as WhatsApp, Skype and Viber has adversely affected the use of traditional phone communications. We expect this IP-based services which offer voice communications for free to continue to increase, which may result in increased substitution on our service offerings.

Our operating results may fluctuate, which could have a negative impact on our ability to grow our client base, establish sustainable revenues and succeed overall.

Our results of operations may fluctuate as a result of a number of factors, some of which are beyond our control including but not limited to:

▪	general economic conditions in the geographies and industries where we sell our services and conduct operations; legislative policies where we sell our services and conduct operations;

▪	the budgetary constraints of our customers; seasonality;

▪	the success of our strategic growth initiatives;

▪	costs associated with the launching or integration of new or acquired businesses;

▪	timing of new product introductions by us, our suppliers and our competitors; product and service mix, availability, utilization and pricing;

▪	the mix, by state and country, of our revenues, personnel and assets;

▪	movements in interest rates or tax rates;

▪	changes in, and application of, accounting rules;

▪	changes in the regulations applicable to us;

▪	Litigation matters.

As a result of these factors, we may not succeed in our business, and we could go out of business.

3

The termination of our carrier agreements or our inability to enter into new carrier agreements in the future could materially and adversely affect our ability to compete, which could reduce our revenues and profits.

We rely upon our carrier agreements in order to provide our telecommunications services to our customers. These carrier agreements are in most cases for finite terms and, therefore, there can be no guarantee that these agreements will be renewed at all or on favorable terms to us. Our ability to compete would be adversely affected if our carrier agreements were terminated or we were unable to enter into carrier agreements in the future to provide our telecommunications services to our customers, which could result in a reduction of our revenues and profits.

Our customers, could experience financial difficulties, which could adversely affect our revenues and profitability if we experience difficulties in collecting our receivables.

As a provider of international long-distance services, we depend upon sales of transmission and termination of traffic to other long distance providers and the collection of receivables from these customers. The wholesale telecommunications market continues to feature many smaller, less financially stable companies. If weakness in the telecommunications industry or the global economy reduces our ability to collect our accounts receivable from our major customers our profitability may be substantially reduced. While our most significant customers, from a revenue perspective, vary from quarter to quarter, our twenty three largest customers (5.56% of our total customer base) collectively accounted for 87% of total consolidated revenues by the six months ended June 30, 2023. This concentration of revenues increases our exposure to non-payment by our larger customers, and we may experience significant write-offs if any of our large customers fail to pay their outstanding balances, which could adversely affect our revenues and profitability.

We may fail to successfully integrate our acquisitions or otherwise be unable to benefit from pursuing acquisitions.

We believe there are meaningful opportunities to grow through acquisitions and joint ventures across all product and service categories and we expect to continue a strategy of selectively identifying and acquiring businesses with complementary products and services. We may be unable to identify, negotiate, and complete suitable acquisition opportunities on reasonable terms. There can be no assurance that any business acquired by us will be successfully integrated with our operations or prove to be profitable to us. We may incur future liabilities related to acquisitions. Should any of the following problems, or others, occur as a result of our acquisition strategy, the impact could be material:

▪	difficulties integrating personnel from acquired entities and other corporate cultures into our business;

▪	difficulties integrating information systems;

▪	the potential loss of key employees of acquired companies;

▪	the assumption of liabilities and exposure to undisclosed or unknown liabilities of acquired companies; or

▪	the diversion of management attention from existing operations.

Natural disasters, terrorist acts, acts of war, cyber-attacks or other breaches of network or information technology security may cause equipment failures or disrupt our operations.

Our inability to operate our telecommunications networks because of such events, even for a limited period of time, may result in loss of revenue, significant expenses, which could have a material adverse effect on our results of operations and financial condition.

We could be harmed by network disruptions, security breaches, or other significant disruptions or failures of our IT infrastructure and related systems. To be successful, we need to continue to have available a high capacity, reliable and secure network for our and our customers’ use. As any other company, we face the risk of a security breach, whether through cyber-attacks, malware, computer viruses, sabotage, or other significant disruption of our IT infrastructure and related systems. There is a risk of a security breach or disruption of the systems we operate, including possible unauthorized access to our proprietary or classified information. We are also subject to breaches of our network resulting in unauthorized utilization of our services, which subject us to the costs of providing those services, which are likely not recoverable. The secure maintenance and transmission of our information is a critical element of our operations. Our information technology and other systems that maintain and transmit customer information may be compromised by a malicious third-party penetration of our network security, or impacted by advertent or inadvertent actions or inactions by our employees, or those of a third party service provider or business partner. As a result, our or our customers’ information may be lost, disclosed, accessed or taken without the customers’ consent, or our services may be used without payment.

4

Although we make significant efforts to maintain the security and integrity of these types of information and systems, there can be no assurance that our security efforts and measures will be effective or that attempted security breaches or disruptions would not be successful or damaging, especially in light of the growing sophistication of cyber-attacks and intrusions. We may be unable to anticipate all potential types of attacks or intrusions or to implement adequate security barriers or other preventative measures. Certain of our business units have been the subject of attempted and successful cyber-attacks in the past. We have researched the situations and do not believe any material internal or customer information has been compromised.

We operate a global business that exposes us to currency, economic and regulatory.

Our revenue comes primarily from sales outside the U.S. and our growth strategy is largely focused on emerging markets. Our success delivering solutions and competing in international markets is subject to our ability to manage various risks and difficulties, including, but not limited to:

▪	our ability to effectively staff, provide technical support and manage operations in multiple countries;

▪	fluctuations in currency exchange rates;

▪	timely collecting of accounts receivable from customers located outside of the U.S;

▪	trade restrictions, political instability, disruptions in financial markets, and deterioration of economic conditions;

▪	compliance with the U.S. Foreign Corrupt Practices Act, and other anti-bribery laws and regulations;

▪	variations and changes in laws applicable to our operations in different jurisdictions, including enforceability of intellectual property and contract rights; and

▪	compliance with export regulations, tariffs and other regulatory barriers.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

Risks Related to Legal Uncertainty

We may be subject to tax and regulatory audits which could subject us to liabilities.

We are subject to tax and regulatory audits which could result in the imposition of liabilities that may or may not have been reserved. We are subject to audits by taxing and regulatory authorities with respect to certain of our income and operations. These audits can cover periods for several years prior to the date the audit is undertaken and could result in the imposition of liabilities, interest and penalties if our positions are not accepted by the auditing entity.

5

Changes in regulations or user concerns regarding privacy and protection of user data, or any failure to comply with such laws, could adversely affect our business.

Federal, state, and international laws and regulations govern the collection, use, retention, disclosure, sharing and security of data that we receive from and about our users. The use of consumer data by online service providers is a topic of active interest among federal, state, and international regulatory bodies, and the regulatory environment is unsettled. Many states have passed laws requiring notification to users where there is a security breach for personal data, such as California’s Information Practices Act. We face similar risks in international markets where our products and services are offered. Any failure, or perceived failure, by us to comply with or make effective modifications to our policies, or to comply with any applicable federal, state, or international privacy, data-retention or data-protection-related laws, regulations, orders or industry self-regulatory principles could result in proceedings or actions against us by governmental entities or others, a loss of user confidence, damage to our business and brand, and a loss of users, which could potentially have an adverse effect on our business.

In addition, various federal, state and foreign legislative or regulatory bodies may enact new or additional laws and regulations concerning privacy, data retention, data transfer and data protection issues, including laws or regulations mandating disclosure to domestic or international law enforcement bodies, which could adversely impact our business, our brand or our reputation with users. For example, some countries are considering or have enacted laws mandating that user data regarding users in their country be maintained in their country. In addition, there currently is a data protection regulation applicable to member states of the European Union that includes operational and compliance requirements that are different than those currently in place and that also includes significant penalties for non-compliance.

The interpretation and application of privacy, data protection, data transfer and data retention laws and regulations are often uncertain and in flux in the United States and internationally. These laws may be interpreted and applied inconsistently from country to country and inconsistently with our current policies and practices, complicating long-range business planning decisions. If privacy, data protection, data transfer or data retention laws are interpreted and applied in a manner that is inconsistent with our current policies and practices, we may be fined or ordered to change our business practices in a manner that adversely impacts our operating results. Complying with these varying international requirements could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business and operating results.

We may be subject to legal liability associated with providing online services or content.

We host and provide a wide variety of services and technology products that enable and encourage individuals and businesses to exchange information; upload or otherwise generate photos, videos, text, and other content; advertise products and services; conduct business; and engage in various online activities both domestically and internationally. The law relating to the liability of providers of online services and products for activities of their users is currently unsettled both within the United States and internationally. We may be subject to domestic or international actions alleging that certain content we have generated or third-party content that we have made available within our services violates laws in domestic and international jurisdictions.

It is also possible that if any information provided directly by us contains errors or is otherwise wrongfully provided to users, third parties could make claims against us. For example, we offer web-based e-mail services, which expose us to potential risks, such as liabilities or claims, by our users and third parties, resulting from unsolicited e-mail, lost or misdirected messages, illegal or fraudulent use of e-mail, alleged violations of policies, property interests, or privacy protections, including civil or criminal laws, or interruptions or delays in e-mail service. We may also face purported consumer class actions or state actions relating to our online services, including our fee-based services. In addition, our customers, third parties, or government entities may assert claims or actions against us if our online services or technologies are used to spread or facilitate malicious or harmful code or applications.

Investigating and defending these types of claims are expensive, even if the claims are without merit or do not ultimately result in liability, and could subject us to significant monetary liability or cause a change in business practices that could negatively impact our ability to compete.

6

Nevada law and certain anti-takeover provisions of our corporate documents could entrench our management or delay or prevent a third party from acquiring us or a change in control even if it would benefit our shareholders.

Certain provisions of Nevada law may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest. The summary of the provisions of Nevada law set forth below does not purport to be complete and is qualified in its entirety by reference to Nevada law.

The issuance of shares of preferred stock, the issuance of rights to purchase such shares, and the imposition of certain other adverse effects on any party contemplating a takeover could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock.

Under Nevada law, a director, in determining what he reasonably believes to be in or not opposed to the best interests of the corporation, does not need to consider only the interests of the corporation’s shareholders in any takeover matter but may also, in his discretion, may consider any of the following:

(i)	The interests of the corporation’s employees, suppliers, creditors and customers;

(ii)	The economy of the state and nation;

(iii)	The impact of any action upon the communities in or near which the corporation’s facilities or operations are located;

(iv)	The long-term interests of the corporation and its shareholders, including the possibility that those interests may be best served by the continued independence of the corporation; and

(v)	Any other factors relevant to promoting or preserving public or community interests.

Because our board of directors is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock. Our board presently does not intend to seek shareholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

We are no longer an “emerging growth company” and therefore no longer eligible for reduced reporting requirements applicable to emerging growth companies.

It has been eleven years since our first registered sale of common stock in 2012, so we are no longer eligible for the reduced disclosure requirements applicable to “emerging growth companies.”

Emerging growth companies may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We are also a smaller reporting company, and we will remain a smaller reporting company until the fiscal year following the determination that our voting and non-voting common shares held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are more than $100 million during the most recently completed fiscal year and our voting and non-voting common shares held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter. Similar to emerging growth companies, smaller reporting companies are able to provide simplified executive compensation disclosure, are exempt from the auditor attestation requirements of Section 404, and have certain other reduced disclosure obligations, including, among other things, being required to provide only two years of audited financial statements and not being required to provide selected financial data, supplemental financial information or risk factors.

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Since we are no longer eligible for emerging growth company status, we will be subject to the reporting obligations of a smaller reporting company and, if we continue grow, we may be subject to increased reporting requirements applicable to accelerated filers, which are more onerous than those applicable to smaller reporting companies.

As a smaller reporting company and will be exempt from certain disclosure requirements, which could make our Common Stock less attractive to potential investors.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

•	had a public float of less than $250 million as of the last business day of our most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of our voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

•	in the case of an initial registration statement under the Securities Act, or the Exchange Act, for shares of our common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

•	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our Common Stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

If we fail to maintain an effective system of internal control over financial reporting in the future, we may not be able to accurately report our financial condition, results of operations or cash flows, which may adversely affect investor confidence in us and, as a result, the value of our common shares.

We are required, under Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting that results in more than a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis. Section 404 of the Sarbanes-Oxley Act also generally requires an attestation from our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. However, for as long as we remain a smaller reporting company, we intend to take advantage of the exemption permitting us not to comply with the independent registered public accounting firm attestation requirement.

Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control over financial reporting is effective.

As of the date of our last Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, our management identified the following material weaknesses in our internal control over financial reporting, which are indicative of many small companies with small staff: (i) inadequate segregation of duties and effective risk assessment; and (ii) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both US GAAP and SEC guidelines.

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 We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition, results of operations or cash flows. This may expose us, including individual executives, to potential liability which could significantly affect our business. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting once that firm begins its audits of internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of our common shares could decline, and we could be subject to sanctions or investigations by FINRA, the SEC, or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Our disclosure controls and procedures are designed to reasonably assure that information required to be disclosed by us in reports we file or submit under the Securities Exchange Act of 1934 is accumulated and communicated to management, recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements or insufficient disclosures due to error or fraud may occur and not be detected.

Deficiencies in disclosure controls and procedures and internal control over financial reporting could result in a material misstatement in our financial statements.

We could be adversely affected if there are deficiencies in our disclosure controls and procedures or in our internal controls over financial reporting. The design and effectiveness of our disclosure controls and procedures and our internal controls over financial reporting may not prevent all errors, misstatements or misrepresentations. Consistent with other entities in similar stages of development, we have a limited number of employees currently in the accounting group, limiting our ability to provide for segregation of duties and secondary review. A lack of resources in the accounting group could lead to material misstatements resulting from undetected errors occurring from an individual performing primarily all areas of accounting with limited secondary review. Deficiencies in internal controls over financial reporting which may occur could result in material misstatements of our results of operations, restatements of financial statements, other required remediations, a decline in the price of our common shares, or otherwise materially adversely affect our business, reputation, results of operations, financial condition or liquidity.

Risks Related to Our Securities

We have the right to issue additional common stock and preferred stock without consent of stockholders. This would have the effect of diluting investors’ ownership and could decrease the value of their investment.

We have additional authorized, but unissued shares of our common stock that may be issued by us for any purpose without the consent or vote of our stockholders that would dilute stockholders’ percentage ownership of our company.

In addition, our certificate of incorporation authorizes the issuance of shares of preferred stock and/or the conversion of existing outstanding preferred stock into common stock, the rights, preferences, designations and limitations of which may be set by the Board of Directors. Our certificate of incorporation has authorized issuance of up 300,000,000 shares of common stock and up to 1,200,000 shares of preferred stock in the discretion of our Board.

The shares of authorized but unissued preferred stock may be issued upon Board of Directors approval; no further stockholder action is required. If issued, the rights, preferences, designations and limitations of such preferred stock would be set by our Board and could operate to the disadvantage of the outstanding common stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation.

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Our largest shareholders, officers and directors and related parties, Leandro Iglesias and Alvaro Cardona, have substantial control over us and our policies as a result of their holdings in Series A Preferred Stock, and will be able to influence all corporate matters, which might not be in other shareholders’ interests.

There were 10,000 shares of Series A Preferred Stock outstanding as of the date of this prospectus, with Mr. Iglesias holding 7,000 shares and Mr. Cardona the other 3,000 shares. There were 168,588,454 shares of common stock outstanding as of the date of this prospectus, with Mr. Iglesias holding 542,932 shares and Mr. Cardona holding 1,121,842 shares, which together accounts for just over 0.9% of our outstanding common stock. Holders of Series A Preferred Stock are entitled to vote together with the holders of our common stock on all matters submitted to shareholders at a rate of 51% of the total vote of shareholders, including the election of directors. Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. By virtue of their ownership of Series A Preferred Stock and common stock, they are able to vote at a rate of approximately 51.48% of the total vote of shareholders. They are therefore able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of our company. They could prevent transactions, which would be in the best interests of the other shareholders. Their interests may not necessarily be in the best interests of the shareholders in general.

We do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will occur only if our stock price appreciates.

Risks Related to the Offering and the Market for our Stock

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Our common stock is quoted under the symbol “IQST” on the OTCQX operated by OTC Markets Group, Inc., an electronic inter-dealer quotation medium for equity securities. We do not currently have an active trading market. There can be no assurance that an active and liquid trading market will develop or, if developed, that it will be sustained.

Our securities are very thinly traded. Accordingly, it may be difficult to sell shares of our common stock without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control.

Our stock price is subject to a number of factors, including:

▪	Technological innovations or new products and services by us or our competitors;

▪	Government regulation of our products and services;

▪	The establishment of partnerships with other telecom companies;

▪	Intellectual property disputes;

▪	Additions or departures of key personnel;

▪	Sales of our common stock;

▪	Our ability to integrate operations, technology, products and services;

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▪	Our ability to execute our business plan;

▪	Operating results below or exceeding expectations;

▪	Whether we achieve profits or not;

▪	Loss or addition of any strategic relationship;

▪	Industry developments;

▪	Economic and other external factors; and

▪	Period-to-period fluctuations in our financial results.

Our stock price may fluctuate widely as a result of any of the above. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Because we are subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty Purchasers may experience in attempting to liquidate such securities.

We will likely conduct further offerings of our equity securities in the future, in which case your proportionate interest may become diluted.

We will likely be required to conduct equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If our common stock shares are issued in return for additional funds, the price per share could be lower than that paid by our current shareholders. We anticipate continuing to rely on equity sales of our common stock shares in order to fund our business operations. If we issue additional common stock shares or securities convertible into shares of our common stock, your percentage interest in us could become diluted.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our common stock will, to some extent, depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We may be subject to securities litigation, which is expensive and could divert management attention.

In the past companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described under the sections in this prospectus entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for us to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

USE OF PROCEEDS

The common shares offered by the selling security holder are being registered for the account of the selling security holder identified in this prospectus.  All net proceeds from the sale of these common shares will go to the selling security holder who offers and sells its common shares.  We will not receive any part of the proceeds from such sales of common shares, other than the exercise price for the option, which we expect to use for working capital.

DIVIDEND POLICY

We have never paid dividends on our common stock, and currently do not intend to pay any cash dividends on our common stock in the foreseeable future. In addition, we may incur debt financing in the future, the terms of which will likely prohibit us from paying cash dividends or distributions on our common stock. Even if we are permitted to pay cash dividends in the future, we currently anticipate that we will retain all future earnings, if any, to fund the operation and expansion of our business and for general corporate purposes.

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SELLING SHAREHOLDER

This prospectus relates to the offer and sale by the selling stockholders from time to time of up to an aggregate of 15,000,000 shares of common stock.

When we refer to the “selling stockholder” in this prospectus, we mean the entity listed in the table below, and each of its respective pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of such selling stockholder’s interests in shares of our Common Stock other than through a public sale.

Other than as described in this prospectus, the selling stockholders have not within the past three years had any position, office or other material relationship with us or any of our predecessors or affiliates other than as a holder of our securities. None of the selling stockholders is a broker-dealer or affiliate of a broker-dealer.

We issued a one-year Common Stock Purchase Option with a grant date of April 5, 2022 to Apollo Management Group, Inc. for $500,000, for the right to acquire up to 4,800,000 at an exercise price of $2.00 per share, subject to certain adjustments as explained below. The one-year period commences when the option may be exercised, with an initial exercise date of September 30, 2022, and expiration date of September 30, 2023. If at the time of any exercise, the shares of common stock underlying the option are not subject to an effective registration statement, the option may be exercised, in whole or in part, at any time or from time to time by means of a “cashless exercise” in which the holder is entitled to receive a number of shares of common stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the daily average of the VWAP for the shares of common stock for the 10 trading days immediately preceding the date on which holder elects to exercise the option by means of a cashless exercise;

(B) = the exercise price of $2.00, as may adjusted by certain provisions in the option, such as stock splits, price adjustments for future options with lower exercise prices, price adjustments in the event our stock trades below $2.00 on the initial exercise date with such new exercise price to be at a discount of 16% and up to 32% of the market price of our stock (if the stock falls below $1.50) on the date of exercise; and

(X) = the number of shares of common stock that would be issuable upon exercise of the option in accordance with the terms of the option if such exercise were by means of a cash exercise rather than a cashless exercise.

Conversions are required to be made in recognition of holder’s beneficial ownership limitation of 4.99% of our outstanding common stock, which upon notice may be increased to 9.99%.

The option also contains rights to any company distributions and consideration in fundamental transactions, subject to the beneficial ownership limitation.

On September 29, 2022, the Company amended the Common Stock Purchase Option (the “Amended Option”) with Holder to set the minimum aggregate exercise value for each individual exercise. Under the Amended Option, Holder and the Company agreed that the Holder has the right and the obligation to exercise, on a cashless basis, in accordance with the exercise price and utilizing the cashless methodology in the amended option, $1,000,000 of the amended option not later than October 15, 2022. Thereafter, the Holder shall undertake to exercise not less than (a) $400,000 of the amended option on a “cash basis” not later than the later of (i) November 14, 2022 or (ii) the date on which there is an effective registration statement permitting the issuance of the option shares to or resale of the option shares by the Holder and (b) an additional $400,000 of the amended option on a “cash basis” not later than the latest of (i) thirty (30) days following the exercise of the amended option under subsection (a), above, (ii) December 14, 2022, or (iii) the date on which there is an effective registration statement permitting the issuance of the option shares to or resale of the option shares by the Holder. From and after the occurrence of the three above-referenced exercises, each additional exercise of Options hereunder shall be in an amount not less than $200,000 and exercised only on a cash basis.

On April 5, 2022, we granted registration rights in favor of Apollo Management Group, Inc. for the resale of shares underlying the option.

Pursuant to the Registration Rights Agreement, The Company’ is obligated to file a registration statement, obtain effectiveness of the registration statement, and maintain the continuous effectiveness of any registration statement that has been declared effective began on the Grant Date or April 5, 2022 and continues until all of the shares underlying the option may be sold without any restrictions pursuant to Rule 144 of the Securities Act.

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In addition, if at any time there is not an effective registration statement covering the shares underlying the option and the Company proposes to register the offer and sale of any shares of its Common Stock under the Securities Act (other than a registration statement for any employee stock plan or on Form S-4 or a registration statement in connection with any dividend or distribution reinvestment or similar plan), the Company shall give prompt written notice to the option holder of its intention to effect such a registration and shall include in such registration all of the shares underlying the option with respect to which the Company has received written requests for inclusion unless they may be sold without restrictions pursuant to Rule 144.

We are required under the Registration Rights Agreement to keep current in our SEC reports, to furnish copies of registration statements and other filings to the option holder of notify the same of any untrue statements made in any registration statement to which we have agreed to indemnify the option holder.

The table below presents information regarding the selling stockholder, the shares of Common Stock that it may sell or otherwise dispose of from time to time under this prospectus and the number of shares and percentage of our outstanding shares of Common Stock each of the selling stockholder will own assuming all of the shares covered by this prospectus are sold by the selling stockholder.

We do not know when or in what amounts the selling stockholder may sell or otherwise dispose of the shares of Common Stock offered hereby. The selling stockholder might not sell or dispose of any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling stockholder may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that all of the shares of Common Stock covered by this prospectus will be sold by the selling stockholders, and all the 15,000,000 offering sales will be sold too.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold) (1)
Apollo Management (2)	2,863,004	15,000,000	17,863,004	9.73%
Total	2,863,004	15,000,000	17,863,004	9.73%

(1)	The information in the table is based on information supplied to us by the selling shareholders. The percentages of ownership are calculated based on 164,176,688 shares of common stock outstanding as of July 12, 2023, and taking in consideration the exercise of the 15,000,000 option shares. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act, and generally includes shares over which the selling stockholder has voting or dispositive power, including any shares that the selling stockholder has the right to acquire within 60 days of the date of this prospectus.
(2)	Mr.Yohan Naraine has voting and dispositive control over the shares held by Apollo Management Group, Inc.

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MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis summarizes the significant factors affecting our operating results, financial condition, liquidity and cash flows as of and for the periods presented below. The following discussion and analysis should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that are based on beliefs of our management, as well as assumptions made by, and information currently available to, our management. Actual results may differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the section entitled “Risk Factors.” See “Cautionary Note Regarding Forward-Looking Statements.”

The discussion and analysis of our financial condition and results of operations are based on our financial statements, which we have prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses during the reporting periods. On an ongoing basis, we evaluate estimates and judgments, including those described in greater detail below. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

As used in this “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” except where the context otherwise requires, the term “we,” “us,” “our,” or “the Company,” refers to the business of IQSTEL Inc.

Results of Operations for the Three and Six Months Ended June 30, 2023 and 2022

Revenues

Our total revenue reported for the three months ended June 30, 2023 was $32,824,829, compared with $23,699,716 for the three months ended June 30, 2022. These numbers reflect an increase of 38.50% quarter over quarter on our consolidated revenues. Our total revenue reported for the six months ended June 30, 2023 was $57,491,358, compared with $43,119,027 for the six months ended June 30, 2022; an increase of 33.33%.

When looking at the numbers by subsidiary, we have the following breakout for the three and six months ended June 30, 2023 compared to the three and six months ended June 30, 2022:

	Revenue for the Three Months Ended June		Revenue for the Six Months Ended June
Subsidiary	2023	2022	2023	2022
Etelix.com USA, LLC	$10,692,139	$6,042,991	$15,041,124	$11,957,291
SwissLink Carrier AG	1,273,004	1,236,823	2,548,289	2,262,903
QGlobal LLC	211,258	46,439	296,309	155,635
IoT Labs LLC	17,215,267	14,393,805	32,476,549	26,763,540
Smartbiz Telecom	2,935,867	921,410	6,327,107	921,410
Whisl Telecom	497,294	1,058,248	801,980	1,058,248
	$32,824,829	$23,699,716	$57,491,358	$43,119,027

The increase in revenue is due to an increment in the commercial efforts and the result of commercial synergies amongst all companies. Third-party revenues recognized at Whisl decreased, as this company further focused its efforts to serve as the platform to develop new business for the other subsidiaries. Intercompany revenues recognized by Whisl that were eliminated during the three and six months ended June 30, 2023 were $814,762 and $1,731,700, respectively.

The continued growth of our revenue is the result of the development of our business strategy, which includes the strengthening of our commercial and operating activities and new acquisitions.

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Cost of Revenue

Our total cost of revenue for the three months ended June 30, 2023 increased to $32,040,363, compared with $22,853,442 for the three months ended June 30, 2022. Our total cost of revenue for the six months ended June 30, 2023 increased to $55,490,156, compared with $41,788,693 for the six months ended June 30, 2022.

When looking at the numbers by subsidiary, we have the following breakout for the three and six months ended June 30, 2023 compared to the three and six months ended June 30, 2022:

	Cost of Revenue for the Three Months Ended June		Cost of Revenue for the Six Months Ended June
	2023	2022	2023	2022
Etelix.com USA, LLC	$10,019,546	$5,821,776	$13,784,019	$11,626,271
SwissLink Carrier AG	1,055,418	1,032,150	2,159,275	1,855,331
QGlobal LLC	142,330	32,473	193,879	122,471
IoT Labs LLC	17,211,748	14,303,959	32,090,649	26,521,536
Smartbiz Telecom	3,125,835	831,419	6,209,129	831,419
Whisl Telecom	485,486	831,665	1,053,205	831,665
	$32,040,363	$22,853,442	$55,490,156	$41,788,693

Our cost of revenue consists of direct charges from vendors that the Company incurs to deliver services to its customers. These costs primarily consist of usage charges for calls and SMS terminated in vendor’s network.

The behavior in the costs shows a logical correlation with the behavior of the revenue commented above. We have reached a higher volume of sales and every additional unit sold (minutes and SMS) has its corresponding termination cost.

Gross Margin

The Consolidated Gross Margin for the six months ended June 30, 2023 was 3.48%, which compared to 3.09% for the six months ended June 30, 2022 represents an increase in our consolidated Gross Margin of 12.62%.

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Operating Expenses

Operating expenses decreased to $1,037,184 for the three months ended June 30, 2023 from $1,144,452 for the three months ended June 30, 2022. Operating expenses increased to $2,571,450 for the six months ended June 30, 2023 from $2,133,950 for the six months ended June 30, 2022. The detail by major category for the six months ended June 30, 2023 and 2022 is reflected in the table below.

	Six Months Ended June 30,
	2023	2022
Salaries, Wages and Benefits	$881,830	$828,764
Technology	185,975	101,036
Professional Fees	586,726	349,842
Legal & Regulatory	110,179	43,116
Travel & Events	102,356	29,831
Public Cost	18,083	16,832
Advertising	405,537	373,600
Bank Services and Fees	25,709	91,961
Depreciation and Amortization	68,488	62,371
Office, Facility and Other	160,010	164,967
Insurance	8,427	—

Sub Total	2,553,320	2,062,320

Stock-based compensation	18,130	71,630
Total Operating Expense	$2,571,450	$2,133,950

When looking at the numbers by subsidiary, we have the following breakout for the six months ended June 30, 2023 compared to the six months ended June 30, 2022:

	Six Months Ended June 30,
	2023	2022	Difference
iQSTEL	$1,027,793	$1,039,299	$(11,506)
Etelix	207,309	193,587	13,722
Swisslink	375,008	430,856	(55,848)
ItsBchain	22,019	453	21,566
QGlobal	119,035	73,935	45,100
IoT Labs	115,013	119,919	(4,906)
Global Money One	60,799	84,777	(23,978)
Smartbiz Telecom	316,129	55,873	260,256
Whisl Telecom	328,345	135,251	193,094
	$2,571,450	$2,133,950	$437,500

During the six months ended June 30, 2022 we were consolidating Whisl from May 6 to June 30 and Smartbiz from June 1 to June 30 as a result of the Q2 2022 acquisitions. Both subsidiaries were consolidated for the full six-month periods ended June 30, 2023, which explains the significant increase of expenses in those two subsidiaries and the overall increase in the expenses for the six months ended June 30, 2023 compared to the same period in 2022.

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Operating Income

The Company showed negative Operating Income for the three months ended June 30, 2023 of $252,718 compared with a negative result of $298,178 for the three months ended June 30, 2022.

The Company showed negative Operating Income for the six months ended June 30, 2023 of $570,248 compared with a negative result of $803,616 for the six months ended June 30, 2022.

The decrease of the numbers for the three and the six-month periods mentioned above shows a positive trend in the operating results, and Company management is forecasting positive operating income for the year ending December 31, 2023.

Our Telecom Division, the division presently generating revenue, has positive Operating Income. The expenses of our pre-revenue companies are set at the minimum required to finish the development of the product/services prior to market launch. Management implemented a process that intends to reduce future general and administrative expenses of iQSTEL to a maximum of $400,000 per quarter.

	Telecom Division		Pre-revenue companies		iQSTEL		Consolidated
	Three Months Ended June 30, 2023	Six Months Ended June 30, 2023	Three Months Ended June 30, 2023	Six Months Ended June 30, 2023	Three Months Ended June 30, 2023	Six Months Ended June 30, 2023	Three Months Ended June 30, 2023	Six Months Ended June 30, 2023
Revenues	32,824,829	57,491,358	—	—	—	—	32,824,829	57,491,358
Cost of revenue	32,040,363	55,490,156	—	—	—	—	32,040,363	55,490,156
Gross profit	784,466	2,001,202	—	—	—	—	784,466	2,001,202

Operating expenses
General and administration	646,362	1,460,839	27,580	82,818	363,241	1,027,793	1,037,183	2,571,450
Total Operating Expenses	646,362	1,460,839	27,580	82,818	363,241	1,027,793	1,037,183	2,571,450

Operating income/(loss)	138,104	540,363	(27,580)	(82,818)	(363,241)	(1,027,793)	(252,717)	(570,248)

Other Expenses/Other Income

We had other income of $91,074 for the three months ended June 30, 2023, as compared with other income of $12,721 for the same period ended 2022. We had other income of $249,782 for the six months ended June 30, 2023, as compared with other expenses of $6,572 for the same period ended 2022. The increase in other income is mainly due to the positive change in the fair value of derivative liabilities.

Net Loss

We finished the three months ended June 30, 2023 with a loss of $161,644, as compared to a loss of $285,457 during the three months ended June 30, 2022. We finished the six months ended June 30, 2023 with a loss of $320,466, as compared to a loss of $810,188 during the six months ended June 30, 2022. When comparing the results year over year, these numbers show a significant improvement, as the fundamentals of the Company are getting stronger quarter after quarter leading to our goal of generating positive net income.

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Liquidity and Capital Resources

As of June 30, 2023, we had total current assets of $7,097,716 and current liabilities of $6,912,490, resulting in a positive working capital of $185,226. This compares with the negative working capital of $15,089 at December 31, 2022.

Our operating activities used $721,400 in the six months ended June 30, 2023 as compared with $1,435,292 used in operating activities in the six months ended June 30, 2022. Our negative operating cash flow for both periods is a result of our net loss and changes in operating assets and liabilities.

Investing activities used $279,086 for the six months ended June 30, 2023 compared to $1,612,255 used during the same period of year 2022. For the six months ended June 30, 2023 the uses of funds in investing activities consisted primarily of the purchases of property and equipment for $132,249 and Payment of loan receivable - related parties for $149,537.

Financing activities provided $790,994 in the six months ended June 30, 2023 compared with $1,367,982 provided in the six months ended June 30, 2022. Our positive financing cash flow in 2023 is mainly the result of proceeds from loans, warrant exercises, and proceeds from convertible notes. Our positive financing cash flow in 2022 is mainly the result of proceeds from the issuance of common stock and the payment of an option.

Our cash balance as of June 30, 2023 was $1,126,770 compared to $1,329,389 at December 31, 2022.

Our current financial condition has improved significantly with a positive working capital. However, we intend to fund operations through increased sales and debt and/or equity financing arrangements to strengthen our liquidity and capital resources. We also plan to seek additional financing in public and private equity offering to secure funding for operations. There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

Results of Operations for the Years Ended December 31, 2022 and 2021

Net Revenue

Our net revenue for the year ended December 31, 2022 was $93,203,532 as compared with $64,702,018 for the year ended December 31, 2021. These numbers reflect an increase of 44% year over year on our consolidated Revenues.

When looking at the numbers by subsidiary, we have the following breakout for the years ended December 31, 2022 and 2021:

Subsidiary	Revenue Year Ended December 31, 2022	Revenue Year Ended December 31, 2021
Etelix.com USA, LLC	22,301,110	15,445,161
SwissLink Carrier AG	4,705,031	4,681,978
QGlobal LLC	350,050	666,887
IoT Labs LLC	53,239,401	43,907,992
Whisl	4,318,762	—
Smartbiz	8,289,178	—
	93,203,532	64,702,018

The continued growth of our revenue is the result of the development of our business strategy, which includes the strengthening of our commercial and operating activities and new acquisitions.

If net revenues continue growing at a similar rate for the next twelve months, we believe that the company will reach a total consolidated revenue of approximately $105 million by December 31, 2023.

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Cost of Revenue

Our total cost of sales for the year ended December 31, 2022 was $91,412,016 as compared with $63,168,303 for the year ended December 31, 2021.

When looking at the numbers by subsidiary, we have the following breakout for the years ended December 31, 2021 and 2020:

Subsidiary	Cost of revenue Year Ended December 31, 2022	Cost of revenue Year Ended December 31, 2021
Etelix.com USA, LLC	23,360,923	15,080,687
SwissLink Carrier AG	3,949,751	3,986,334
QGlobal LLC	243,493	563,528
IoT Labs LLC	52,842,202	43,537,754
Whisl	2,760,807	—
Smartbiz	8,254,840	—
	91,412,016	63,168,303

Our cost of revenues consists of direct charges from vendors that the Company incurs to deliver services to its customers. These costs primarily consist of usage charges for calls and SMS terminated in our vendor’s networks.

The behavior in the costs shows a logical correlation with the behavior of the revenue commented above. We have reached a higher volume of sales and every additional unit sold (minutes and SMS) has its corresponding termination cost.

Gross Margin

Our gross margin, which is simply the difference between our revenues and our cost of sales, discussed above, increased from $1,533,715 in 2021 to $1,791,516 in 2022; represented an increase of 17% year over year.

Operating Expenses

Operating expenses for the year ended December 31, 2022 were $4,983,176, as compared with $4,517,632 for the year ended December 31, 2021. The detail by major category is reflected in the table below.

	Years Ended December 31
	2022	2021

Salaries, Wages and Benefits	$1,662,192	$1,160,021
Technology	291,348	218,053
Professional Fees	705,416	441,490
Legal and Regulatory	511,598	106,001
Travel & Events	93,769	23,117
Public Cost	31,750	42,674
Allowance for Doubtful Accounts	34,376	—
Depreciation and Amortization	120,117	91,474
Advertising	617,559	977,334
Bank Services and Fees	37,950	117,886
Office, Facility and Other	324,167	392,117
Penalties and Settlements	195,666	—
Commissions Financial Expenses	239,550	—
Insurances	10,118	—

Subtotal	4,875,576	3,570,167

Stock-based compensation	107,600	947,464

Total Operating Expenses	$4,983,176	$4,517,631

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Operating Expenses by subsidiary are as follow:

	Years Ended December 31,
	2022	2021	Difference
iQSTEL	$1,762,904	$2,906,114	$(1,143,210)
Etelix	472,291	339,354	132,937
SwissLink	767,069	784,052	(16,983)
ItsBchain	22,693	2,396	20,297
QGlobal	202,933	106,803	96,130
Global Money One	157,382	175,324	(17,942)
IoT Labs	264,091	203,588	60,503
Whisl	821,979	—	821,979
Smartbiz	511,834	—	511,834
	$4,983,176	$4,517,631	$465,545

The increment in the overall Operating Expenses is due to the new additions of Whisl and Smartbiz, totaling $1,333,813. This was partially offset by the $868,298 reduction in Operating Expenses by the remaining companies most significantly by iQSTEL, whose expenses were reduced by $1,143,210.

Other Expenses

We had other expenses of $2,674,101 for the year ended December 31, 2022, as compared with other expenses of $880,085 for the year ended December 31, 2021. The increase in Other Expenses in 2022 compared to 2021 is due to the Change in fair value of derivative liabilities of $(2,650,369) for the year ended December 31, 2022 from a positive $317,080 for the year ended December 31, 2021.

Net Loss

We finished the year ended December 31, 2022 with a loss of $5,865,761 as compared to a loss of $3,864,001 during the year ended December 31, 2021. The amount of year 2022 is highly impacted by the $(2,650,369) change in fair value of the derivative liabilities .

Liquidity and Capital Resources

As of December 31, 2022 we had total current assets of $6,436,590, compared with current liabilities of $6,451,679, resulting in a negative working capital of $15,089 and a current ratio of approximately 0.99 to 1.

Following is a table with summary data from the consolidated statement of cash flows for the year ended December 31, 2022 and 2021, as presented.

	2022	2021
Net cash used in operating activities	$(1,765,060)	$(3,152,181)
Net cash used in investing activities	(2,001,506)	(511,348)
Net cash provided by financing activities	1,767,982	6,250,980

Effect of exchange rate changes on cash	(6,840)	(5,954)
Net change in cash and cash equivalents	$(2,005,424)	$2,581,497

Our operating activities used $1,765,060 in the year ended December 31, 2022, as compared with $3,152,181 used in operating activities in the year ended December 31, 2021. Our cash flow from operations varies depending on our operating results and the timing of operating cash receipts and payments, specifically trade accounts receivable and trade accounts payable. Our negative operating cash flows in 2022 and 2021 is largely the result of our net loss for the years.

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Investing activities used $2,001,506 for the year ended December 31, 2022, as compared with $511,348 used in investing activities for the year ended December 31, 2021. Our negative investing cash flow for 2022 is largely due to the acquisition of Whisl and Smartbiz of $1,889,132 and the purchase of $112,074 of equipment.

Financing activities provided $1,767,982 for the year ended December 31, 2022, as compared to $6,250,980 provided for the year ended December 31, 2021. Our positive financing cash flow in 2022 was largely the result of the $1,100,000 from the issuance of new common stock, $400,000 from the exercise of stock options and $500,000 from the issuance of common stock purchase options.

Based upon our current financial condition, we do not have sufficient cash to operate our business at the current level for the next twelve months. We intend to fund operations through increased sales and debt and/or equity financing arrangements, which may be insufficient to fund expenditures or other cash requirements. The Company has received the qualification of an Offering Statement under Form S-1 for the sale of up to 10,000,000 common stocks. This offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. We also plan to seek additional financing in a private equity offering to secure funding for operations. There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

Inflation

Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during the three-month period ended March 31, 2023.

Critical Accounting Polices

A “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

Our accounting policies are discussed in detail in the footnotes to our financial statements included in this Quarterly Report on Form 10-Q for the three months ended March 31, 2023; however, we consider our critical accounting policies to be those related to allowance for doubtful accounts, valuation of long-lived assets, and income taxes. Management bases its estimates and judgments on historical experience and other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. See the Consolidated Financial Statements in this Quarterly Report for a complete discussion of our significant accounting policies.

Off Balance Sheet Arrangements

As of March 31, 2023, there were no off-balance sheet arrangements.

Recent Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operation, financial position, or cash flow.

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BUSINESS

Company Description

iQSTEL Inc. (the “Company”) (OTC Pink: IQST) (www.iqstel.com) is a technology company with presence in 13 countries and 56 employees that is offering leading-edge services through its four business divisions.

Our Telecom Division, which represents the majority of current operations and which also represents the source for all of our revenues for the financial periods presented in this Prospectus, offers VoIP, SMS, proprietary Internet of Things (IoT) solutions (www.iotsmartgas.com and www.iotsmarttank.com), and international fiber-optic connectivity through its subsidiaries: Etelix (www.etelix.com), SwissLink Carrier (www.swisslink-carrier.com), Smartbiz Telecom (www.smartbiztel.com), Whisl Telecom (www.whisl.com), IoT Labs (www.iotlabs.mx), and QGlobal SMS (www.qglobalsms.com).

Our developing Fintech Business Line (www.globalmoneyone.com) (www.maxmo.vip) offers a complete Fintech ecosystem MasterCard Debit Card, US Bank Account (No SSN Needed), Mobile App/Wallet (Remittances, Mobile Top Up). Our Fintech subsidiary, Global Money One, is to provide immigrants access to reliable financial services that makes it easier to manage their money and stay connected with their families back home.

Our developing BlockChain Platform Business Line (www.itsbchain.com) offers our proprietary Mobile Number Portability Application (MNPA) to serve the in-country portability needs through its subsidiary, itsBchain.

Our developing Electric Vehicle (EV) Business Line (www.evoss.net) offers electric motorcycles for work and recreational use in the USA, Spain, Portugal, Panama, Colombia, and Venezuela. EVOSS is also working on the development of an EV Mid Speed Car to serve the niche of the 2nd car in the family.

The information contained on our websites is not incorporated by reference into this Prospectus and should not be considered part of this or any other report filed with the SEC.

History

iQSTEL, formerly known as PureSnax International, Inc., was incorporated under the laws of the State of Nevada on June 24, 2011. PureSnax was previously a wellness brand focused on bringing healthy snacks and foods to consumers. On March 8, 2017, PureSnax exited a previous License Agreement with a Canadian snack food Licensor. From March of 2017 until its acquisition of Etelix.com USA, LLC, PureSnax was working to develop its own brand and its own products for manufacture, distribution, sales and marketing of various products within the health foods and snacks industry and to pursue related business opportunities. PureSnax acquired Etelix.com USA, LLC on June 25, 2018. The company left the healthy snacks and foods business to focus on the Telecommunications Business.

On August 30, 2018, PureSnax changed its name to “iQSTEL Inc.” and received a new CUSIP number: 46265G107, as well as a new trading symbol “IQST” in order to better resemble its new name. iQSTEL also changed the Standard Industrial Classification (SIC Code) to 4813, Telephone Communications, Except Radiotelephone.

On April 1, 2019, the Company entered into a Company Purchase Agreement (the “Purchase Agreement”) by and between the Company and the Ralf Kohler (the “Seller”), which agreement provides for the purchase of 51% of the equity and certain assets of SwissLink Carrier AG (“SwissLink”) (www.swisslink-carrier.com), a Swiss corporation, by the Company.

On February 10, 2020, the Company entered into a Company Acquisition Agreement (the “Agreement”) with Jesus Vega regarding the acquisition of 51% of the shares in QGlobal, LLC (“QGlobal”). QGlobal is a company with the capacity to provide Short Messages (SMS), A2P and P2P messaging services.

On February 21, 2020, the Company entered into a Company Acquisition Agreement (the “Agreement”) with Miguel Scavo regarding the acquisition of 75% of the shares in ItsBchain, LLC (“ItsBchain”) a company specialized in the development of Blockchain applications for telecommunications.

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On April 15, 2020, the Company entered into a Company Acquisition Agreement (the “Agreement”) with Francisco Bunt regarding the acquisition of 51% of the shares in loT Labs, LLC (“loT Labs”). The loT Labs’ principal business activity is the sale of SMS between USA and Mexico.

On November 12, 2020, the Company entered into partnership Agreement (the “Agreement”) with PAYMENT VIRTUAL MOBILE SOLUTIONS, LLC (PayVMS), a Delaware Corporation regarding the incorporation of Global Money One Inc, in which iQSTEL owns 75% of the shares and PayVMS owns the remaining 25%. Global Money One is a Fintech company with a complete infrastructure to provide top-up services, international remittances and prepaid debit cards.

On October 1, 2021, the Company entered into an agreement with Jesus Vega regarding the acquisition of the remaining 49% of the shares in QGlobal, LLC (“QGlobal”). By means of this transaction iQSTEL increased its ownership in QGlobal to 100%.

On May 13, 2022, the Company entered into a Company Acquisition Agreement regarding the acquisition of 51% of the shares in Whisl telecom LLC (“Whisl”).

On June 1, 2022, the Company entered into a Company Acquisition Agreement regarding the acquisition of 51% of the shares in Smartbiz Telecom LLC (“Smartbiz”).

Operating Subsidiaries

iQSTEL's mission is to serve basic human needs in today's modern world by making the necessary tools accessible regardless of race, ethnicity, religion, socioeconomic status, or identity. iQSTEL recognizes that in today’s modern world, the pursuit of the human hierarchy of needs (physiological, safety, relationship, esteem, and self-actualization) is marginalized without access to ubiquitous communications, the freedom of virtual banking, clean affordable mobility and information and content. iQSTEL has 4 Business Divisions delivering accessibly to the necessary tools in today's pursuit of basic human needs: 1) Telecommunications (communications). 2) Fintech (financial freedom). 3) Electric Vehicles (mobility). 4) Metaverse. (Information and content). The company continues to grow and expand its suite of products and services both organically and through mergers and acquisitions (M&A).

Our telecommunication business currently represents 100% of our revenues, while our other business lines are in a pre-revenue stage.

Telecom Subsidiaries for voice services:

Etelix.com USA LLC, a wholly owned subsidiary of iQSTEL Inc., is US based international telecom carrier founded in 2008 that provides telecom and technology solutions worldwide, with commercial presence in North America, Latin America, and Europe. Etelix provides International Long-Distance voice services for Telecommunications Operators (ILD Wholesale), and Submarine Fiber Optic Network capacity for internet (4G and 5G).

Etelix is interconnected to the most important players in the industry, with a very strong focus on Asian and Latin-American markets, among which it is worth mentioning: China Telecom, PCCW, Hutchinson Telecom, Vodafone India, KDDI, Airtel, Reliance, Viettel, TATA Communications, Flow Jamaica (Cable and Wireless Caribbean), Cable and Wireless Panama, Millicom (TIGO), Telefonica de España (Movistar), Telecom Italia (TIM), Portugal Telecom (MEU), Optimus (NOS), Belgacom (BICS), Deutsche Telekom, iBasis, Orbitel and Entel.

An important milestone in the evolution of Etelix was in 2013, when the company become part of a consortium of major carriers for the upgrade of the Maya-1 submarine cable systems that runs from Hollywood, Florida to the city of Tolu in Colombia. This consortium is led by Orange Telecom and Orbitel, where Etelix participates with 10 Gbps of capacity. The bulk of this contract was sold to Millicom (Tigo Costa Rica). This capacity considerably enhanced Tigo’s ability to deploy world-class 4G services to its customers in Costa Rica.

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SwissLink Carrier AG is a 51% owned subsidiary of iQSTEL Inc. SwissLink Carrier AG is a Switzerland based international Telecommunications Carrier founded in 2015 providing international VoIP connectivity worldwide, with commercial presence in Europe, CIS and Latin America. SwissLink Carrier AG is a Swiss licensed Operator. The acquisition of Swisslink strengthened the Company’s presence in Europe putting us in a very competitive position to capture traffic to Asian and African countries. Africa continues to be the market with the higher contribution to margin and Asia concentrate one third of the termination traffic in the industry. Estimations show that more than 50% of the traffic terminating in Africa is originated from customers in Europe; while the corresponding percentage of traffic terminated in Asia is close to 40%. Based on these numbers the goal to expand the participation in the Asian and African traffic goes through establishing a strong presence in Europe.

Whisl Telecom LLC. Is a 51% owned subsidiary of iQSTEL Inc., acquired in May 2022. Whisl Telecom is an US based Company that provides high quality services and “out of the box” solutions to its customers. Whisl predominantly serves the Carrier-to-Carrier Global industry but also has network infrastructure to provide services to the retail end users (endpoints). Whisl Telecom is one of the few US carriers to have a significant Tier1 capacity (true capacity with high calls per second, CPS) to terminate calls with the highest quality.

With the acquisition of Whisl Telecom, iQSTEL incorporated to its telecom portfolio the following services: (1) US/Canada Inbound/Origination. (2) US/Canada DIDs. (3) US/Canada Toll Free Numbers. (4) Global DIDs and (5) Global Toll-Free Numbers.

Smartbiz Telecom LLC. Is a 51% owned subsidiary of iQSTEL Inc. acquired in June 2022. Smartbiz is a US based Company that provides international voice termination to niche markets. With this acquisition iQSTEL is expanding its telecommunication services offer to markets the company was not serving before.

With the combination of the technology capabilities of these four subsidiaries, iQSTEL has put together a complete portfolio of services for carriers and end user. These services include:

•	International Voice Termination for carriers.
•	US/Canada Inbound / Origination.
•	Global DIDs.
•	Global Toll-Free Numbers.
•	PBX (Private Branch Exchange) for small businesses.
•	SIP Trunking.

The voice services in year 2022 represented 42.50% of the total revenue of the company ($39,614,081 out of the total $93,203,532) while in year 2021 voice services represented 31.11% of the total revenue ($20,127,139 out from a total of $64,702,018).

Gross Margin in the voice services increased from 4.72% in year 2021 to 5.81% in year 2022. This is the result of the incorporation of products with higher gross margins into our portfolio. We expect this gross margin to increase in year 2023.

All our subsidiaries carried 2.7 billion minutes of voice during year 2022, compared to 670 million in year 2021. This represents an increase of 268% year over year.

Telecom Subsidiaries for SMS services:

QGlobal SMS LLC is a 100% owned subsidiary of iQSTEL Inc. QGlobal SMS is a USA-based company founded in 2020 specialized in international and domestic SMS termination. QGlobal SMS has a commercial presence in Europe, USA and Latin America, with robust international interconnection with Tier-1 SMS Aggregators, guarantying to its customers high quality and low termination rates, in over more than 100 countries.

IoT Labs LLC is a 51% owned subsidiary of iQSTEL Inc. IoT Labs is an SMS service provider based in Austin, TX that specializes in SMS traffic exchange between US and Mexico.

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The Company has entered the SMS business in 2020 through the acquisition of QGlobal and IoT Labs. Both companies specialize in international and domestic SMS termination, with emphasis on the Applications to Person (A2P), Person to Person (P2P) and OmniChannel Marketing Services for several markets: Wholesale Carrier, Government, Corporate, Enterprise, Small and Medium Companies.

The Global A2P SMS Market is expected to grow at a CAGR of 4.1% to account for US$ 101 billion in 2030, according to Transparency Market Research. This market has experienced significant growth and adoption rate in the past few years and is expected to experience notable growth and adoption in years to come.

Our SMS services in year 2022 represented 57.50% of the total revenue, while it was 68.89% in year 2021. Gross margin in the SMS business decreased in 2022 to 0.40% from 0.54% in year 2021. But it is important to remark that the gross margin of the products deployed by QGlobal SMS was 21%, being the main objective in the SMS segment to increase the sales of those services due to its increased potential to generate better gross margins.

Both companies, IoT Labs and QGlobal carried 8.5 billion SMS and short codes in year 2022 compared to 7.1 billion in year 2021. This represents an increment of 1.4 billion SMS year over year or 19.72%.

IoT Labs is also responsible for the development of our award-winning Internet of Things devices SmartGas and SmartTank. The SmartGas device is perfectly focused on retail households using traditional LP gas tanks, while the SmartTank device is more oriented for industrial purposes. The Company’s product is a sensor and control chip that can be mounted on gas tanks in less than one minute, that converts the gas tank into an IoT connected device through the Company’s proprietary web portal and phone apps, allowing for constant monitoring, alerting, and refilling through the Company’s gas partners. An important milestone to highlight is that the company has received the patent for the invention and development of these devices. We continue working closely with BASF Corporation to adapt the SmartTank device to their specifications. project that has suffered some delays due to limited inventories and the slowness of the global distribution chains of microchips. However, since the end of 2022 we have expanded the list of certified suppliers and at this time we have a minimum inventory of parts, pieces and finished products to start the marketing process of both devices.

New businesses subsidiaries:

ItsBchain LLC is a 75% owned subsidiary of iQSTEL Inc. ItsBchain is a blockchain technology developer and solution provider, with a strong focus on the telecom sector. The company has focused on the development of solutions aimed at using the blockchain ledger and smart contracts to enable more efficiency, quickness in execution and fraud-prevention in the telco industry. Specifically, the company has developed a solution that will enable users and carriers to transfer mobile phone numbers with just a few clicks, allowing users and carriers the ability to transfer retail users from one mobile carrier to another instantly.

The Company has done research covering 35 countries where number portability is mandatory by law. Those 35 countries have a total of 3.3 billion population and 4.0 billion phone lines that can be ported from one carrier to another. It is estimated that an average of 5% of the total phone lines are ported every year.

Number portability is executed and supervised by a third independent party, who act as a data-base administrator and has the responsibility to guarantee all transactions requested by the customers will be completed and his/her phone number will be ported from Carrier A to Carrier B. In the countries under our analysis there are 11 different database administrators.

In terms of dollar value, the number portability market in the countries under our analysis is estimated over $86 million per year. This is based in the actual cost carriers and/or customers have to pay to get the lines ported. Revenues of the Data Base Administrators come from a monthly fee charged to all participant carriers, plus a fee for every transaction completed over the platform. The monthly fee and the transactions fee vary from country to country.

Our objective is to offer the market conformed by data-based administrators a solution a much more cost effective solution; which will not only reduce the operating cost, but that will also make the transactions to complete faster without any additional CAPEX.

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Our mobile number portability solution is now being tested prior to its commercial release in June 2023.

Global Money One Inc. is a 75% owned subsidiary of iQSTEL Inc. The company offers a complete Fintech ecosystem including a MasterCard Debit Card, US Bank Account (No SSN Needed), and a Mobile App/Wallet to manage Remittances and Mobile Top Up. Our focus is to provide immigrants access to reliable financial services that make it easier to manage their money and stay connected with their families back home.

All available services can be managed through our mobile App “GlobalMoneyOne” available for IOS and Android. A first non-commercial release of the Fintech suite was done in June 2022. Since that date all services have been tested including the known-your-customer (KYC) process for the issuance of debits cards, the settlement process with the issuer bank, the intermediary entities handling the remittances, and the intermediaries and cellular operators for the Top Up, as well as the proper training of our customer care agents.

According to a World Bank Migration and Development brief, remittances to low- and middle-income countries reached $626 billion in 2022. The brief also stated the remittances to Latin America and the Caribbean are estimated to have grown 9.3% in 2022 to $142 billion; with increments of 45% for Nicaragua, 20% for Guatemala, 15% for Mexico, and 9% for Colombia. Stronger employment of migrants from Latin America in the United States contributed to remittance flows. As a share of GDP, remittances exceed 20% in El Salvador, Honduras, Jamaica, and Haiti.

The Electric Vehicle division (TuVolten) consists of an initiative to offer clean and affordable mobility through Electric Motorcycles, and Electric Mid Speed Cars. TuVolten plans to offer their EV Motorcycles and EV Cars in Spain, Portugal, USA, and some countries of Latin America. As recently announced, all previous electric motorcycle designs and tests have come together in a new electric motorcycle now rolling off the factory for the final validation tests under the European Union Standards E-Mark certification process. Once this certification is obtained, we will begin manufacturing the first units for sale to the public.

The Metaverse initiative, consists of a platform to offer our telecommunication carrier clients a white label solution enabling them to interact with their customers (end users, and enterprises) through the metaverse. The iQSTEL white label metaverse solution developed in partnership with GOTMY will be tailored to provide telecom carriers with a distinctive and immersive customer experience. In line with GOTMY’s mission to offer universally accessible experiential spaces, the iQSTEL solution for telecom carriers is intended to accommodate all mobile phone users, not just those with high-end VR headsets.

Regulations

Telecommunications services are subject to extensive government regulation in the United States of America. Any violations of the regulations may subject us to enforcement actions, including interest and penalties. The FCC has jurisdiction over all telecommunications common carriers to the extent they provide interstate or international communications services, including the use of local networks to originate or terminate such services

Regulation of Telecom by the Federal Communications Commission

Telecommunication License

Anyone seeking to conduct telecommunications business where the telecommunication services will transpire between the United States of America and an international destination must obtain a license from the Federal Communications Commission (FCC). This particular license is named a Section 214 license, after the section in the Communications Act of 1934.

Etelix.com USA, LLC was authorized by the Federal Communications Commission to provide facility-based services in accordance with section 63.18(e)(1) of the Commission’s rules; and also to provide resale services in accordance with section 63.18(e)(2) under license number ITC-214-20090625-00303.

Since Etelix has no other network infrastructure outside the United States of America, no other licenses are required for us to operate as an international carrier service provider.

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Universal Service and Other Regulatory Fees and Charges

In 1997, the FCC issued an order, referred to as the Universal Service Order, which requires all telecommunications carriers providing interstate telecommunications services to contribute to universal service support programs administered by the FCC (known as the Universal Service Fund). These periodic contributions are currently assessed based on a percentage of each contributor’s interstate and international end user telecommunications revenues reported to the FCC. Etelix also contributed to several other regulatory funds and programs, most notably Telecommunications Relay Service and FCC Regulatory Fees (collectively, the Other Funds). Due to the manner in which these contributions are calculated, we cannot be assured that we fully recover from our customers all of our contributions.

In addition, based on the nature of our current business, we receive certain exemptions from federal Universal Service Fund contributions. Changes in our business could eliminate our ability to qualify for some or all of these exemptions. Changes in regulation may also have an impact on the availability of some or all of these exemptions. If even some of these exemptions become unavailable, they could materially increase our federal Universal Service Fund or Other Funds’ contributions and have a material adverse effect on the cost of our operations and, therefore, on our ability to continue to operate profitably, and to develop and grow our business. We cannot be certain of the stability of the contribution factors for the Other Funds. Significant increases in the contribution factor for the Other Funds in general and the Telecommunications Relay Service Fund in particular can impact our profitability. Whether these contribution factors will be stable in the future is unknown, but it is possible that we will be subject to significant increases.

Money Transmitter and Payment Instrument Laws and Regulations

The consumer payment services offerings, prepaid debit cards, remittances, Top Up, are industries heavily regulated. Accordingly, we, and the products and services that we offer in consumer payment services, are subject to a variety of federal and state laws and regulations, including:

•	Banking laws and regulations;
•	Money transmitter and payment instrument laws and regulations;
•	Anti-money laundering laws;-
•	Privacy and data security laws and regulations;-
•	Consumer protection laws and regulations;
•	Unclaimed property laws; and
•	Card association and network organization rules.

Employees

iQSTEL, including all subsidiaries, has 56 employees as of August 25, 2023.

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MANAGEMENT

The following information sets forth the names, ages, and positions of our current directors and executive officers.

Name	Age	Positions and Offices Held
Leandro Iglesias	58	President, Chairman, Chief Executive Officer and Director
Alvaro Quintana Cardona	52	Chief Operating Officer, Chief Financial Officer and Director
Juan Carlos Lopez Silva	56	Chief Commercial Officer
Raul Perez	72	Director
Jose Antonio Barreto	65	Director
Italo Segnini	57	Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Leandro Iglesias

Before founding Etelix in year 2008, where he has acted as President and CEO, Mr. Iglesias was the International Business Manager at CANTV/Movilnet (the Venezuelan biggest telecommunications services provider). He held this position between January 2003 and July 2008, while the company was under the control of Verizon. Previous to his position in Cantv/Movilnet Mr. Iglesias was Executive Vice President and responsible of the Latin America marketing division of American Internet Communications (August 1998 – December 2002). Leandro Iglesias has developed a career for more than 20 years in the telecommunications industry with a particular emphasis in the international long-distance traffic business, submarine cables, satellite communications and international roaming services. He is Electronic Engineer graduate from Universidad Simon Bolivar and graduated from the Management Program at IESA Business School. He also holds an MBA from Universidad Nororiental Gran Mariscal de Ayacucho.

Aside from that provided above, Mr. Iglesias does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

We believe that Mr. Iglesias is qualified to serve on our Board of Directors because of his wealth of experience in the telecom industry.

Alvaro Quintana Cardona

Alvaro Quintana has developed a career of more than twenty years of experience in the telecommunication industry with particular focus on regulatory affairs, strategic planning, value added services and international interconnection agreements. Before joining Etelix in year 2013 as Chief Operation Officer and Chief Financial Officer, Mr. Quintana acted between June 2004 and May 2013 as Interconnection and Value-Added Services Manager at Digitel (a mobile service provider in Venezuela, formerly a Telecom Italia Mobile subsidiary). He holds a Bachelor Degree in Business Administration and a Specialist Degree in Economics, both from the Universidad Catolica Andres Bello. He also holds a Master in Telecommunications from the EOI Business School in Spain.

Aside from that provided above, Mr. Cardona does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

We believe that Mr. Quintana is qualified to serve on our Board of Directors because of his wealth of experience in the telecom industry.

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Juan Carlos Lopez Silva

Juan Carlos Lopez Silva is an Engineer graduated from Universidad de Los Andes, with a Master degree in Project Management from the Pontificia Universidad Javeriana; and MBA from EADA Business School; with more than 20 years of experience in project management, negotiation, business development and management on international companies. Previous to joining Etelix in August 2011 as Chief Commercial Officer, Juan Carlos was International Carrier Relations Manager at Colombia Telecomunicaciones S.A. Esp. a subsidiary of Telefonica of Spain, between September 2003 and June 2011.

Aside from that provided above, Mr. Silva does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Raul A Perez

From December 1, 2014 to present, Mr. Perez serves as CFO of Deerbrook Family Dentistry, PC, Dental Practice in Humble, Texas. From November 1, 2017 to January 31, 2019, he served as Senior Accountant to Principrin School, PC, Day Care in Houston, Texas.

Mr. Perez has been in finance for more than 40 years, starting in 1970 as analyst in treasury and finance departments and progressively assuming different positions up to corporate treasurer for large corporations. He served for Sudamtex of Venezuela, C.A for 5 years and Polar Brewery in Caracas, Venezuela for 10 year. Beginning in 2000, he accepted a position as a Director of the Security and Exchange Commission of Venezuela to have the surveillance of Venezuelan stock market participants. Also, in 2004 he completed the requirements and received his certification as a Venezuelan Investment Advisor. Later, as an independent contractor for three years, he was selected as the Corporate Compliance Officer for an especially important stock market broker dealer in Venezuela, Activalores Casa de Bolsa, in which he developed the Compliance Unit and manuals required by local and international anti money laundering laws. He also taught Advanced Institute of Finance (IAF) in Caracas being a professor of Corporate Finance and Managerial Accounting for 5 years.

Mr. Perez has a Bachelor’s degree in accounting (1976), and MBA Finance (1982), gave me the overall knowledge of finance and how to plan, start up, run, and control a business.

We have selected Mr. Perez to serve as an independent director because of his education, skills and experience in finance and his regulatory history.

Jose Antonio Barreto

From 2006 to the present, Mr. Barreto has been Chief Business Development Officer of Xpectra Remote Management / Mexico. There he was in charge of directing all aspects of account development and sales effort to close specific private and government opportunities and developing strategic accounts in Mexico and the LATAM region. From 2020 to present, he has been an advisor to our Board of Directors.

Mr. Barreto has more than 30 years of experience working in telecommunications and technology companies. He has been directly responsible of leading the business development and operational in several telecommunication and technology companies’ acquisition activity, with the responsibility of leading the technical, operation and financial analysis. Over the last 14 years, Jose Antonio has been the North and Central American leader, spanning from Mexico to Panama, in the development of commercial processes in the technology security field, artificial intelligence, Internet of Things (IoT) platforms, as well as cutting edge technology solutions and software systems.

He studied Electronic Engineering at the Universidad Simón Bolivar followed by a Master of Science Degree in Electrical and Computer Engineering at Rice University. He also completed the Master in Telecommunications Management offered by Universidad Simon Bolivar and the Telecom SudParis Institute.

We have selected Mr. Barreto to serve as an independent director because of his education, skills and experience in technology companies.

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Italo R. Segnini

From March 2020 to the present, Mr. Segnini has been serving as Global Carrier Partnership Director of Sierra Wireless. From June 2019 to February 2020, he served as an Independent Telecom Consultant. From 2017 to 2019, he served as Director of International Carrier Business for Televisa Telecom. From 2012 to 2019, he served as Director International Carrier Business for Millicom.

Mr. Segnini is a long time Telecommunicaction industry professional who has had high level positions at Global Tier Ones for more than 20 years, Telefonica, Millicon and Televisa, Sierra Wireless to mention a few. Mr. Segnini has extensive executive experience in the Telecom areas like Voice, A2P, SMS, Data, Roaming, Mobility Services, B2B, MNO, MVNO, IoT, Interconnection, etc., and a solid business performance record spanning multiple functions including International commercial negotiations, management, sales, business development, sales, regulatory and operations. Italo R. Segnini holds a Juris Doctor degree from the Andres Bello Catholic University, a Telecommunication Masters Degree from Madrid Pontificia Comillas University and an MBA from IESA Business School

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, subject to their respective employment agreements.

Significant Employees

We have no significant employees other than our officers and directors.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

1. Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

2. Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

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4. Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

5. Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6. Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7. Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

The Board of Directors reviews the independence of our directors on the basis of standards adopted by the NASDAQ Stock Market (“NASDAQ”). As a part of this review, the Board of Directors considers transactions and relationships between our company, on the one hand, and each director, members of the director’s immediate family, and other entities with which the director is affiliated, on the other hand. The purpose of such a review is to determine which, if any, of such transactions or relationships were inconsistent with a determination that the director is independent under NASDAQ rules. As a result of this review, the Board of Directors has determined that each of Messrs. Perez, Barreto and Segnini are “independent directors” within the meaning of applicable NASDAQ listing standards.

Committees of the Board

On August 25, 2021, the Board authorized the creation of an Audit Committee. Raul Perez (chair), Italo Segnini and Jose Antonio Barreto were appointed to serve on the Audit Committee.

Each of Messrs Perez, Segnini and Barreto have been determined by the Board to be independent directors within the meaning of NASDAQ Rule 5605. Mr. Perez was identified and designated by the Board as an “audit committee financial expert,” as defined by the SEC in Item 407 of Regulation S-K.

On November 17, 2022, we authorized the creation of a Compensation Committee. The Compensation Committee’s responsibilities, which are discussed in detail in its Charter, include the following:

•	In consultation with our senior management, establish our general compensation philosophy and oversee the development and implementation of our compensation programs;
•	Recommend the base salary, incentive compensation and any other compensation for our Chief Executive Officer to the Board of Directors and review and approve the Chief Executive Officer’s recommendations for the compensation of all other officers of our company and its subsidiary;
•	Administer our incentive and stock-based compensation plans, and discharge the duties imposed on the Compensation Committee by the terms of those plans;
•	Review and approve any severance or termination payments proposed to be made to any current or former officer of our company; and
•	Perform other functions or duties deemed appropriate by the Board of Directors.

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The Committee is comprised of, Raul Perez, Jose Antonio Barreto, and Italo Segnini, with Mr. Segnini serving as Chairperson. Each of Messrs. Perez, Barreto and Segnini have been determined by the Board to be an independent director within the meaning of NASDAQ Rule 5605.

On June 12, 2023, our Board of Directors adopted a charter for our newly created Nominating and Governance Committee (the “Committee”). The Committee is responsible for the oversight of our director nominations process, including recommending nominees to the Board of Directors for approval and for the development and maintenance of our corporate governance policies.

Our Board of Directors appointed the following persons to the Committee: Raul Perez, Jose Antonio Barreto and Italo Segnini, with Mr. Barreto serving as Chairperson.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us, no persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during fiscal year ended December 31, 2021. Following the year end, all of the Form 3s were filed late for incoming management of Etelix.com USA LLC.

Code of Ethics

On October 31, 2022, our Board of Directors approved and adopted a Code of Business Conduct and Ethics (the “Code of Ethics”). The Code of Ethics is applicable to all directors, officers and employees of our company, our company’s subsidiaries and any subsidiaries that may be formed in the future. The Code of Ethics addresses such individuals’ conduct with respect to, among other things, conflicts of interests; compliance with applicable laws, rules, and regulations; full, fair, accurate, timely, and understandable disclosure; competition and fair dealing; corporate opportunities; confidentiality; insider trading; protection and proper use of our assets; fair treatment; and reporting suspected illegal or unethical behavior.

A copy of our Code of Ethics is posted on our website at http://iqstel.com/. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Business Conduct and Ethics on our website. The reference to the iQSTEL website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended December 31, 2022 and 2021.

Name and principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($) (1)(2)	Total ($)
Leandro Iglesias President, CEO and Director	2022 2021	204,000 174,000	- 419,024	- -	- -	- -	204,000 593,024
Alvaro Quintana Treasury, Secretary and Director	2022 2021	144,000 159,088	- 337,674	- -	- -	- -	144,000 496,762
Juan Carlos López Chief Commercial Officer	2022 2021	120,000 80,000	- 244,050	- -	- -	- -	120,000 324,050

On May 2, 2019, the Company entered into Employment Agreements with the following persons: (i) Leandro Iglesias as President, CEO and Chairperson of the Company’s Board of Directors with an annual salary of $168,000 with an annual bonus of 3% of our net income; (ii) Juan Carlos Lopez Silva as Chief Commercial Officer with an annual salary of $120,000 with an annual bonus of 3% of our net income; and Alvaro Quintana Cardona as Chief Operating Officer and Chief Financial Officer with an annual salary of $144,000 with an annual bonus of 3% of our net income. The Employment Agreements have a term of 36 months, are renewable automatically for 24-month periods, unless the Company gives written notice at least 90 days prior to termination of the initial 36-month term. The Company shall have the right to terminate any of the employment agreements at any time without prior notice, but in that event, the Company shall pay these persons salaries and other benefits they are entitled to receive under their respective agreements for three years. The above executive officers agreed to two year non-compete and non-solicit restrictive covenants with the Company. If any of the executive officers are terminated for cause they shall forfeit any rights to severance.

On November 1, 2020, our board of directors approved amended employments in favor of our Chief Executive Officer, Leandro Iglesias, our Chief Financial Officer, Alvaro Quintana, and our Chief Commercial Officer, Juan Carlos Lopez Silva.

The amended employment agreement in favor of Mr. Iglesias extended the term of employment from 36 months to 60 months. The now five year employment agreement with Mr. Iglesias provides that we will compensate him with a salary of $17,000 monthly and he is eligible for quarterly bonus of 250,000 shares of our common stock. If we do not have the cash available, the agreement provides that Mr. Iglesias may convert his accrued salary/bonus into shares of our common stock or newly created Series A Preferred Stock. For common shares, the amount of accrued salary to be converted into shares must be determined by considering the average price per share of the Company’s common stock on the OTC Markets during the last 10 days and applying a discount of 25%.” For Series A Preferred Shares, the amount of accrued salary to be converted into shares is the per share conversion price for common shares multiplied by ten US Dollars ($10). Mr. Iglesias has a further right to convert any common shares under his control into Series A Preferred shares at any time at a rate of ten (10) common shares for each Series A Preferred share.

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The amended employment agreement in favor of Mr. Quintana extended the term of employment from 36 months to 60 months. The now five year employment agreement with Mr. Quintana provides that he is eligible for quarterly bonus of 200,000 shares of our common stock. If we do not have the cash available, the agreement provides that Mr. Quintana may convert his accrued salary/bonus into shares of our common stock or newly created Series A Preferred Stock. For common shares, the amount of accrued salary to be converted into shares must be determined by considering the average price per share of the Company’s common stock on the OTC Markets during the last 10 days and applying a discount of 25%.” For Series A Preferred Shares, the amount of accrued salary to be converted into shares is the per share conversion price for common shares multiplied by ten US Dollars ($10). Mr. Quintana has a further right to convert any common shares under his control into Series A Preferred shares at any time at a rate of ten (10) common shares for each Series A Preferred share.

The amended employment agreement in favor of Mr. Silva extended the term of employment from 36 months to 60 months. Mr. Silva is eligible for quarterly bonuses of 150,000 shares of our common stock. If we do not have the cash available, the agreement provides that Mr. Iglesias may convert his accrued salary/bonus into shares of our common stock at the average price of our common stock during the last 10 days after applying a discount of 25%.

Option Grants

We have not granted any options or stock appreciation rights to our named executive officers or directors since inception. We do not have any stock option plans.

Compensation of Directors

All Directors shall receive reimbursement for reasonable travel expenses incurred to attend Board and committee meetings.

Effective on July 1, 2021 and thereafter, all Directors shall be compensated monthly up to 4,000 shares of common stock cash of $1,000 for their service as Directors. The Chairman and Secretary of the Board shall receive an additional $2,000 per month in addition to the Director compensation.

In lieu of the cash compensation set forth above, each Director may elect to receive shares of the Corporation's Common Stock equal to the total cash compensation divided by the average market value of the Company's Common Stock during the last 10 trading days and applying a discount of 25%.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the board of directors or a committee performing similar functions. The board of directors as a whole participates in the consideration of executive officer and director compensation.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than described below or the transactions described under the heading “Executive Compensation” (or with respect to which such information is omitted in accordance with SEC regulations), there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Due from related parties

As of June 30, 2023 and December 31, 2022, the Company had amounts due from related parties of $426,529 and $326,324, respectively. The loans are unsecured, non-interest bearing and due on demand.

Due to related parties

As of June 30, 2023 and December 31, 2022, the Company had amounts due to related parties of $26,613. The amounts are unsecured, non-interest bearing and due on demand.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of August 25, 2023, certain information as to shares of our voting stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding voting stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of voting stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, each entity or person listed below maintains an address of 300 Aragon Avenue, Suite 375, Coral Gables, FL 33134.

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner.

	Common Stock
Name of Beneficial Owner	Number of Shares Owned (1)	Percent of Class (2)
Leandro Iglesias	542,932	0.322%
Alvaro Quintana Cardona	1,121,842	0.665%
Juan Carlos Lopez Silva	925,497	0.549%
Raul Perez	8,000	0.005%
Jose Antonio Barreto	8,000	0.005%
Italo Segnini	8,000	0.005%
All Directors and Executive Officers as a Group (6 persons)	2,614,271	1.551%

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	Series A Preferred Stock(4)
Name of Beneficial Owner	Number of Shares Owned (1)	Percent of Class (3)
Leandro Iglesias	7,000	70.00%
Alvaro Quintana Cardona	3,000	30.00%
Juan Carlos Lopez Silva	—	—
Raul Perez	—	—
Jose Antonio Barreto	—	—
Italo Segnini	—	—
All Directors and Executive Officers as a Group (6 persons)	10,000	100.00%

	Total Voting Power
Name of Beneficial Owner	Number of Votes (5)	Percent of Vote (5)
Leandro Iglesias	123,371,663	35.86%
Alvaro Quintana Cardona	53,762,727	15.63%
Juan Carlos Lopez Silva	925,497	*
Raul Perez	8,000	*
Jose Antonio Barreto	8,000	*
Italo Segnini	8,000	*
All Directors and Executive Officers as a Group (6 persons)	178,083,887	51.76%

* Less than 1%

 (1) Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of voting stock listed as owned by that person or entity.

(2) Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 168,588,454 voting shares as of August 25, 2023

(3) Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 10,000 voting shares as of August 25, 2023.

(4) Under the Certificate of Designation, holders of Series A Preferred Stock will participate on an equal basis per-share with holders of our common stock in any distribution upon winding up, dissolution, or liquidation. Holders of Series A Preferred Stock are entitled to vote together with the holders of our common stock on all matters submitted to shareholders at a rate of 51% of the total vote of shareholders.

(5) There are 168,588,454 total shares of common stock outstanding entitled to one vote per share. Holders of Series A Preferred Stock are entitled to vote together with the holders of our common stock on all matters submitted to shareholders at a rate of 51% of the total vote of shareholders, including the election of directors. Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. As a result of voting feature of the Series A Preferred Stock, there are 168,588,454 votes represented by the common stock, which means that there are 175,469,615 votes available to the holders of the 10,000 shares of Series A Preferred Stock for 51% of the total vote. Combining the common stock and the Series A Preferred Stock, there are a total of 344,058,069 votes that may be cast.

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DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 300,000,000 shares of common stock, with a par value of $0.001 per share, and 1,200,000 shares of preferred stock, with a par value of $0.001 per share. As of August 25, 2023, there were 168,588,454 shares of our common stock issued and outstanding, 10,000 shares of Series A Preferred Stock issued and outstanding, 21,000 shares of Series B Preferred Stock issued and outstanding and 0 shares of Series C Preferred stock issued and outstanding. Our shares of common stock are held by forty two (42) stockholders of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. The holders of our common stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1. The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2. The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3. Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4. Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5. Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6. Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

8. Any other relative rights, preferences and limitations of that series.

37

Series A Preferred Stock

On November 1, 2020, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series A Preferred Stock, consisting of up 10,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series A Preferred Stock will participate on an equal basis per-share with holders of our common stock in any distribution upon winding up, dissolution, or liquidation. Holders of Series A Preferred Stock are entitled to vote together with the holders of our common stock on all matters submitted to shareholders at a rate of 51% of the total vote of shareholders.

Series B Preferred Stock

On November 11, 2020, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series B Preferred Stock, consisting of up 200,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series B Preferred Stock will receive $81 per share in any distribution upon winding up, dissolution, or liquidation before junior security holders. Holders of Series B Preferred Stock are entitled to receive as, when, and if declared by the Board of Directors, dividends in kind at an annual rate equal to twenty four percent (24%) of $81 per share for each of the then outstanding shares of Series B Preferred Stock, calculated on the basis of a 360-day year consisting of twelve 30-day months. Holders of Series B Preferred Stock do not have voting rights but may convert into common stock after twelve months from the issuance date. Upon conversion, the shares are subject to a one-year leak-out restriction on sales into the market of no more than 5% previous month’s stock liquidity.

On January 15, 2021, we entered into Conversion Agreements with Leandro Iglesias, our Chief Executive Officer and director, Alvaro Quintana, Chief Financial Officer and director, and Juan Carlos Lopez, our Chief Commercial Officer, pursuant to which we agreed to convert 21,000,000 shares of common stock from each officer into 21,000 shares of our Series B Preferred Stock, as follow:

Shareholders	Number of Shares of Common Stock Converting Into Series B Preferred Stock	Number of shares of Series B Preferred Stock acquired in conversion
Leandro Iglesias	12,200,000	12,200
Alvaro Cardona	5,300,000	5,300
Juan Carlos Lopez	3,500,000	3,500
Total	21,000,000	21,000

The parties entered into these Conversion Agreements to, among other things, allow more common stock to be available for future issuances in connection with note conversions and as a means to lock-up the shares of common stock underlying the Series B Preferred held by our officers from trading and to establish a leak-out agreement upon any future conversions back to common stock.

Series C Preferred Stock

On January 7, 2021, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series C Preferred Stock, consisting of up 200,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series C Preferred Stock will rank junior to the Series B Preferred Stock, but on par with common stock and Series A Preferred Stock in any distribution upon winding up, dissolution, or liquidation of the company, as provided in the designation. The holders of shares of Series C Preferred Stock have no dividend rights except as may be declared by the Board in its sole and absolute discretion, out of funds legally available for that purpose. Holders of Series C Preferred Stock do not have voting rights but may convert into common stock after twenty four months from the issuance date, at a conversion rate of one thousand (1,000) shares of Common Stock for every one (1) share of Series C Preferred Stock. Upon conversion, the shares are subject to a one-year leak-out restriction on sales into the market of no more than 5% previous month’s stock liquidity.

38

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Listing of Common Stock

Our Common Stock is currently quoted on the OTCQX under the trading symbol “IQST.”

Transfer Agent and Registrar

The transfer agent and registrar of our Common Stock is VStock Transfer, LLC.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

39

 PLAN OF DISTRIBUTION

We are registering the shares of Common Stock to permit the resale of these shares of Common Stock by the Selling Shareholder and any of its transferees, pledgees, assignees, donees, and successors-in-interest from time to time after the date of this prospectus. All net proceeds from the sale of these common shares will go to the Selling Shareholder who offers and sells its common shares. We will not receive any part of the proceeds from such sales of common shares, other than the exercise price for the option, which we expect to use for working capital. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTCQX or stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

40

The Selling Shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

Because Selling Shareholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Shareholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Shareholder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Shareholder or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Doney Law Firm, our independent legal counsel, has provided an opinion on the validity of our common stock.

Urish Popeck & Co., LLC has audited our consolidated financial statements as of and for the years ended December 31, 2022 and 2021 included in this prospectus and registration statement. Urish Popeck & Co., LLC has presented their report with respect to our audited consolidated financial statements. The report of Urish Popeck & Co., LLC is included in reliance upon their authority as experts in accounting and auditing.

41

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to the shares of our common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or other documents are summaries of the material terms of that contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. Copies of the registration statement, and the exhibits and schedules thereto, may be accessed at the Securities and Exchange Commission’s website at www.sec.gov. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is http://www.sec.gov.

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. We make our periodic reports and other information filed with or furnished to the Securities and Exchange Commission available, free of charge, through our website at www.iQSTEL.com/investor-releations, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the Securities and Exchange Commission. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the Securities and Exchange Commission, or you can review these documents on the Securities and Exchange Commission’s website, as described above. In addition, we will provide electronic or paper copies of our filings free of charge upon request.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” certain information we have filed with the Securities and Exchange Commission into this prospectus, which means we are disclosing important information to you by referring you to other information we have filed with the Securities and Exchange Commission. The information we incorporate by reference is considered part of this prospectus. All reports and definitive proxy or information statements subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the sale of all securities registered hereunder or termination of the registration statement of which this prospectus forms a part (excluding any disclosures that are furnished and not filed with the Securities and Exchange Commission) shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the Securities and Exchange Commission.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus or any prospectus supplement to the extent that a statement contained herein or any prospectus supplement or in any subsequently filed document that is also incorporated by reference in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

IQSTEL Inc. Inc.

 300 Aragon Avenue, Suite 375

Coral Gables, FL 33134

Phone: (646) 740-0907

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

42

IQSTEL INC.

IQSTEL INC.

43

iQSTEL INC

Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
	2023	2022
ASSETS
Current Assets
Cash	$1,126,770	$1,329,389
Accounts receivable, net	4,944,938	4,209,125
Inventory	28,119	26,124
Due from related parties	426,529	326,324
Prepaid and other current assets	571,360	545,628
Total Current Assets	7,097,716	6,436,590

Property and equipment, net	473,534	401,021
Intangible asset	99,592	99,592
Goodwill	5,172,146	5,172,146
Deferred tax assets	454,704	440,135
Other asset	54,469	—
TOTAL ASSETS	$13,352,161	$12,549,484

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	2,702,104	2,254,636
Accrued and other current liabilities	2,660,369	2,482,352
Due to related parties	26,613	26,613
Loans payable - net of discount of $11,250 and $0, respectively	251,215	94,342
Loans payable - related parties	243,759	235,949
Convertible note - net of discount of $31,284 and $0, respectively	253,476	—
Derivative liabilities	774,954	1,357,787
Total Current Liabilities	6,912,490	6,451,679

Loans payable, non-current	102,418	108,150
Employee benefits, non-current	159,344	154,238
TOTAL LIABILITIES	7,174,252	6,714,067

Stockholders' Equity
Preferred stock: 1,200,000 authorized; $0.001 par value
Series A Preferred stock: 10,000 designated; $0.001 par value, 10,000 shares issued and outstanding, respectively	10	10
Series B Preferred stock: 200,000 designated; $0.001 par value, 21,000 shares issued and outstanding	21	21
Series C Preferred stock: 200,000 designated; $0.001 par value, No shares issued and outstanding	—	—
Common stock: 300,000,000 authorized; $0.001 par value 164,656,688 and 161,595,511 shares issued and outstanding, respectively	164,657	161,595
Additional paid in capital	31,791,446	31,136,120
Accumulated deficit	(25,081,525)	(24,504,395)
Accumulated other comprehensive loss	(31,226)	(33,557)
Equity attributed to stockholders of iQSTEL Inc.	6,843,383	6,759,794
Deficit attributable to noncontrolling interests	(665,474)	(924,377)
TOTAL STOCKHOLDERS' EQUITY	6,177,909	5,835,417
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$13,352,161	$12,549,484

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-1

iQSTEL INC

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Revenues	$32,824,829	$23,699,716	$57,491,358	$43,119,027
Cost of revenue	32,040,363	22,853,442	55,490,156	41,788,693
Gross profit	784,466	846,274	2,001,202	1,330,334

Operating expenses
General and administration	1,037,184	1,144,452	2,571,450	2,133,950
Total operating expenses	1,037,184	1,144,452	2,571,450	2,133,950

Operating loss	(252,718)	(298,178)	(570,248)	(803,616)

Other income (expense)
Other income	4,264	10,125	519	(4,628)
Other expenses	(39,355)	6,432	(73,209)	16,780
Interest expense	(20,103)	(3,836)	(20,103)	(18,724)
Change in fair value of derivative liabilities	146,268	—	342,575	—
Total other income (expense)	91,074	12,721	249,782	(6,572)

Net loss before provision for income taxes	(161,644)	(285,457)	(320,466)	(810,188)
Income taxes	—	—	—	—
Net loss	(161,644)	(285,457)	(320,466)	(810,188)
Less: Net income attributable to noncontrolling interests	52,301	65,723	256,664	95,962
Net loss attributed to stockholders of iQSTEL Inc.	$(213,945)	$(351,180)	$(577,130)	$(906,150)

Comprehensive income (loss)
Net loss	$(161,644)	$(285,457)	$(320,466)	$(810,188)
Foreign currency adjustment	2,993	(1,023)	4,570	(1,407)
Total comprehensive loss	(158,651)	$(286,480)	$(315,896)	$(811,595)
Less: Comprehensive income attributable to noncontrolling interests	53,767	65,222	258,903	95,273
Net comprehensive loss attributed to stockholders of iQSTEL Inc.	$(212,418)	$(351,702)	$(574,799)	$(906,868)

Basic and diluted loss per common share	$(0.00)	$(0.00)	$(0.00)	$(0.01)

Weighted average number of common shares outstanding - Basic and diluted	164,636,688	150,835,665	164,346,860	149,196,728

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-2

iQSTEL INC

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

For the three and six months ended June 30, 2023 and 2022

(Unaudited)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Accumulated Comprehensive Loss	Total	Non Controlling Interest	Total Stockholders' Deficit
Balance - December 31, 2022	10,000	$10	21,000	$21	161,595,511	$161,595	$31,136,120	$(24,504,395)	$(33,557)	$6,759,794	$(924,377)	$5,835,417

Common stock issued for warrant exercises	—	—	—	—	2,941,177	2,942	397,058	—	—	400,000	—	400,000
Common stock issued for compensation	—	—	—	—	60,000	60	11,170	—	—	11,230	—	11,230
Resolution of derivative liabilities upon exercise of warrant	—	—	—	—	—	—	240,258	—	—	240,258	—	240,258
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	804	804	773	1,577
Net income (loss)	—	—	—	—	—	—	—	(363,185)	—	(363,185)	204,363	(158,822)
Balance - March 31, 2023	10,000	$10	21,000	$21	164,596,688	$164,597	$31,784,606	$(24,867,580)	$(32,753)	$7,048,901	$(719,241)	$6,329,660

Common stock issued for compensation	—	—	—	—	60,000	60	6,840	—	—	6,900	—	6,900
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	1,527	1,527	1,466	2,993
Net income (loss)	—	—	—	—	—	—	—	(213,945)	—	(213,945)	52,301	(161,644)
Balance - June 30, 2023	10,000	$10	21,000	$21	164,656,688	$164,657	$31,791,446	$(25,081,525)	$(31,226)	$6,843,383	$(665,474)	$6,177,909

	Series A Preferred Stock		Series B Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Accumulated Comprehensive Loss	Total	Non Controlling Interest	Total Stockholders’ Deficit
Balance - December 31, 2021	10,000	$10	21,000	$21	147,477,358	$147,477	$25,842,982	$(18,536,921)	$(36,658)	$7,416,911	$(996,013)	$6,420,898

Common stock issued for cash	—	—	—	—	2,000,000	2,000	998,000	—	—	1,000,000	—	1,000,000
Common stock issued for compensation	—	—	—	—	60,000	60	41,079	—	—	41,139	—	41,139
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	(196)	(196)	(188)	(3840
Net income (loss)	—	—	—	—	—	—	—	(554,970)	—	(554,970)	30,239	(524,731)
Balance - March 31, 2022	10,000	$10	21,000	$21	149,537,358	$149,537	$26,882,061	$(19,091,891)	$(36,854)	$7,902,884	$(965,962)	$6,936,922

Common stock issued for compensation	—	—	—	—	60,000	60	30,430	—	—	30,490	—	30,490
Common stock issued and to be issued for acquisition of subsidiaries	—	—	—	—	1,461,653	1,462	1,548,538	—	—	1,550,000	(33,056)	1,516,944
Common stock issued for asset acquisition	—	—	—	—	500,000	500	324,500	—	—	325,000	—	325,000
Common stock payable	—	—	—	—	—	—	18,900	—	—	18,900	—	18,900
Issuance of common stock purchase option	—	—	—	—	—	—	500,000	—	—	500,000	—	500,000
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	(522)	(522)	(501)	(1,023)
Net income (loss)	—	—	—	—	—	—	—	(351,180)	—	(351,180)	65,723	(285,457)
Balance - June 30, 2022	10,000	$10	21,000	$21	151,559,011	$151,559	$29,304,429	$(19,443,071)	$(37,376)	$9,975,572	$(933,796)	$9,041,776

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-3

iQSTEL INC

Consolidated Statements of Cash Flows

 (Unaudited)

	Six Months Ended
	June 30,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(320,466)	$(810,188)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	18,130	90,529
Depreciation and amortization	68,488	62,371
Amortization of debt discount	7,226	7,407
Change in fair value of derivative liabilities	(342,575)	—
Changes in operating assets and liabilities:
Accounts receivable	(589,928)	(910,284)
Inventory	(1,995)	—
Prepaid and other current assets	(75,867)	(6,977)
Due from related parties	46,631	47,832
Accounts payable	1,144,422	49,794
Accrued and other current liabilities	(675,466)	34,224
Net cash used in operating activities	(721,400)	(1,435,292)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of subsidiaries, net of cash acquired	—	(1,564,132)
Purchase of property and equipment	(132,249)	(47,223)
Advances of loan receivable - related parties	(149,537)	(1,000)
Collection of amounts due from related parties	2,700	100
Net cash used in investing activities	(279,086)	(1,612,255)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable	150,000	—
Repayments of loans payable	(9,006)	(232,018)
Proceeds from common stock issued	—	1,100,000
Proceeds from exercise of warrants	400,000	—
Proceeds from convertible notes	250,000	—
Deposit for option	—	500,000
Net cash provided by financing activities	790,994	1,367,982

Effect of exchange rate changes on cash	6,873	(9,311)

Net change in cash	(202,619)	(1,688,876)
Cash, beginning of period	1,329,389	3,334,813
Cash, end of period	$1,126,770	$1,645,937

Supplemental cash flow information
Cash paid for interest	$6,600	$3,333
Cash paid for taxes	$—	$—

Non-cash transactions:
Common stock issued for asset acquisition	$—	$325,000
Common stock issued for acquisitions of subsidiaries	$—	$1,550,000
Resolution of derivative liabilities upon exercise of warrants	$240,258	$—

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-4

iQSTEL INC

Notes to the Unaudited Consolidated Financial Statements

June 30, 2023

NOTE 1 -ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization and Operations

iQSTEL Inc. (“iQSTEL”, “we”, “us”, or the “Company”) was incorporated under the laws of the State of Nevada on June 24, 2011, under the name of B-Maven Inc. The Company changed its name to PureSnax International, Inc. on September 18, 2015; and more recently it changed its name to iQSTEL Inc. on August 7, 2018.

The Company is a technology company with presence in 13 countries and 56 employees that is offering leading-edge services through its four business divisions.

The Telecom Division, which represents the majority of current operations and which also represents the source for all of the Company’s revenues, offers VoIP, SMS, proprietary Internet of Things (IoT) solutions (www.iotsmartgas.com and www.iotsmarttank.com), and international fiber-optic connectivity through its subsidiaries: Etelix.com USA, LLC, SwissLink Carrier AG, Smartbiz Telecom LLC, Whisl Telecom LLC, IoT Labs, LLC, and QGlobal SMS, LLC.

The Company’s developing Fintech Business Line offers a complete Fintech ecosystem MasterCard Debit Card, US Bank Account (No SSN Needed), Mobile App/Wallet (Remittances, Mobile Top Up). The Company’s Fintech subsidiary, Global Money One Inc., is to provide immigrants access to reliable financial services that makes it easier to manage their money and stay connected with their families back home.

The Company’s developing BlockChain Platform Business Line offers our proprietary Mobile Number Portability Application (MNPA) to serve the in-country portability needs through its subsidiary, itsBchain, LLC.

The Company’s developing Electric Vehicle (EV) Business Line offers electric motorcycles for work and recreational use in the USA, Spain, Portugal, Panama, Colombia, and Venezuela. EVOSS is also working on the development of an EV Mid Speed Car to serve the niche of the 2nd car in the family.

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the instructions to Form 10-Q and Regulation S-X of the United States Securities and Exchange Commission (“SEC”). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America (“GAAP”) for annual financial statements.

In the opinion of the Company’s management, the accompanying unaudited interim consolidated financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of June 30, 2023 and the results of operations and cash flows for the periods presented. The results of operations for the six months ended June 30, 2023 are not necessarily indicative of the operating results for the full fiscal year or any future period. These unaudited consolidated financial statements should be read in conjunction with the financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on April 14, 2023.

Consolidation Policy

The consolidated financial statements of the Company include the accounts of the Company and its owned subsidiaries, Etelix.com USA, LLC (“Etelix”), SwissLink Carrier AG (“Swisslink”), itsBchain, LLC (“ItsBchain”), QGLOBAL SMS, LLC (“QGlobal”), IoT Labs, LLC (“IoT Labs”), Global Money One Inc. (“Global Money One”), Whisl Telecom LLC (“Whisl”) and Smartbiz Telecom LLC (“Smartbiz”). All significant intercompany balances and transactions have been eliminated in consolidation.

F-5

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Foreign Currency Translation and Re-measurement

The Company translates its foreign operations to U.S. dollars in accordance with ASC 830, “Foreign Currency Matters”.

The functional currency and reporting currency of Etelix, QGlobal, ItsBchain, IoT Labs, Whisl, Smartbiz and Global Money One is the U.S. dollar, while SwissLink’s functional currency is the Swiss Franc (“CHF”).

SwissLink translates their records into U.S. dollars as follows:

•	Assets and liabilities at the rate of exchange in effect at the balance sheet date;
•	Equities at historical rate; and
•	Revenue and expense items at the average rate of exchange prevailing during the period.

Adjustments arising from such translations are included in accumulated other comprehensive income (loss) in stockholders’ equity.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had no cash equivalents at June 30, 2023 and December 31, 2022.

Accounts Receivable and Allowance for Uncollectible Accounts

Substantially all of the Company’s accounts receivable balance is related to trade receivables. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. Under the expected credit loss model, the Company reviews its allowance for doubtful accounts daily and past due balances over 60 days and a specified amount is reviewed individually for collectability. Account balances are charged off after all means of collection have been exhausted and the potential for recovery is considered remote. During the six months ended June 30, 2023 and 2022, the Company recorded no bad debt expense.

Net Income (Loss) Per Share of Common Stock

The Company has adopted ASC 260, ”Earnings per Share,” which requires presentation of basic earnings per share on the face of the statements of operations for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic earnings per share computation. In the accompanying financial statements, basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants unless the result would be antidilutive. Dilutive potential common shares include outstanding warrants and Series B Preferred stock, and these were excluded from the computation of diluted net loss per share as the result was anti-dilutive for the six months ended June 30, 2023 and 2022.

F-6

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables. The Company places its cash and cash equivalents with financial institutions of high creditworthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.

During the six months ended June 30, 2023, 23 customers represented 87% of our revenue compared to 8 customers representing 87% of our revenue for the six months ended June 30, 2022.

Financial Instruments

The Company follows ASC 820, “Fair Value Measurements and Disclosures,” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying values of our financial instruments, including, cash; accounts receivable; prepaid and other current assets; accounts payable; accrued liabilities and other current liabilities; and due from/to related parties approximate their fair values due to the short-term maturities of these financial instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of amounts due to related parties due to their related party nature.

F-7

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. We evaluate all of our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company used a Black-Scholes valuation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Revenue Recognition

The Company recognizes revenue from telecommunication services in accordance with ASC 606, “Revenue from Contracts with Customers.”

The Company recognizes revenue related to monthly usage charges and other recurring charges during the period in which the telecommunication services are rendered, provided that persuasive evidence of a sales arrangement exists, and collection is reasonably assured. Management considers persuasive evidence of a sales arrangement to be a written interconnection agreement. The Company’s payment terms vary by client.

Recent Accounting Pronouncements

In June 2022, the FASB issued ASU 2022-03, ASC Subtopic “Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions.” These amendments clarify that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The amendments in this update are effective for public business entities for fiscal years, including interim periods within those fiscal years, beginning after December 15, 2023. Early adoption is permitted. The Company is currently assessing the impact of the adoption of this standard on its consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments Credit Losses —Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected, which includes the Company’s accounts receivable. This ASU is effective for the Company for reporting periods beginning after December 15, 2022.  The Company adopted this accounting pronouncement on January 1, 2023 and it did not have any impact to its financial statements.

The Company has reviewed all other recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial statements.

F-8

NOTE 3 - GOING CONCERN

The Company's consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has suffered recurring losses from operations and does not have an established source of revenues sufficient to cover its operating costs. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its business plan and eventually attain profitable operations.

During the next year, the Company's foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing in the industry and continuing its marketing efforts. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, the Company has relied upon funds from its stockholders. Management may raise additional capital through future public or private offerings of the Company's stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company's failure to do so could have a material and adverse effect upon its operations and its stockholders.

NOTE 4 – PREPAID AND OTHER CURRENT ASSETS

Prepaid and other current assets as of June 30, 2023 and December 31, 2022 consisted of the following:

	June 30,	December 31,
	2023	2022
Other receivable	$153,918	$120,139
Prepaid expenses	14,040	26,600
Advance payment	21,000	21,000
Tax receivable	402	389
Deposit for acquisition of asset	362,000	357,500
Security deposit	20,000	20,000
Total prepaid and other current assets	$571,360	$545,628

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment as of June 30, 2023 and December 31, 2022 consisted of the following:

	June 30,	December 31,
	2023	2022
Telecommunication equipment	$349,064	$317,958
Telecommunication software	754,074	640,566
Other equipment	99,487	99,126
Total property and equipment	1,202,625	1,057,650
Accumulated depreciation and amortization	(729,091)	(656,629)
Total property and equipment	$473,534	$401,021

Depreciation expense for the six months ended June 30, 2023 and 2022 amounted to $68,488 and $62,371, respectively.

F-9

NOTE 6 –LOANS PAYABLE

Loans payable as of June 30, 2023 and December 31, 2022 consisted of the following:

	June 30,	December 31,		Interest
	2023	2022	Term	rate
Martus	$97,465	$94,342	Note was issued on October 23, 2018 and due on January 2, 2024	5.0%
Darlene Covid19	102,418	108,150	Note was issued on April 1, 2020 and due on March 31, 2025	0.0%
Promissory note payable	165,000	—	Note was issued April 4, 2023 and due on April 4, 2024	24.0%
Total	364,883	202,492
Less: Unamortized debt discount	(11,250)	—
Total loans payable	353,633	202,492
Less: Current portion of loans payable	(251,215)	(94,342)
Long-term loans payable	$102,418	$108,150

Loans payable - related parties as of June 30, 2023 and December 31, 2022 consisted of the following:

	June 30,	December 31,		Interest
	2023	2022	Term	rate
49% of Shareholder of SwissLink	$20,299	$19,649	Note is due on demand	0%
49% of Shareholder of SwissLink	223,460	216,300	Note is due on demand	5%
Total	243,759	235,949
Less: Current portion of loans payable	243,759	235,949
Long-term loans payable	$—	$—

During the six months ended June 30, 2023, the Company borrowed from a third party totaling $165,000, which includes original issue discount and financing costs of $15,000.

During the six months ended June 30, 2023 and 2022, the Company recorded interest expense of $9,460 and $18,724 and recognized amortization of discount, included in interest expense, of $3,750 and $7,407, respectively.

F-10

NOTE 7 – CONVERTIBLE NOTE

During the six months ended June 30, 2023, the Company borrowed from a third party totaling $284,760, which includes original issue discount and financing costs of $34,760. The note is due on June 1, 2024 and a one-time interest charge of 12% shall be applied. Accrued, unpaid interest and outstanding principal shall be paid in 10 payments each in the amount of $31,893.10. The first payment shall be due on July 16, 2023. The note is convertible at the option of the holders at any time following an event of default, and the conversion price is 75% multiplied by the lowest trading price of Company’s common stock during the 10 trading days prior to the conversion date.

During the six months ended June 30, 2023, the Company recorded interest expense of $3,417 and recognized amortization of discount, included in interest expense, of $3,476.

NOTE 8 – WARRANTS

On April 5, 2022, we entered into a Common Stock Purchase Option Agreement with Apollo Management Group, Inc (Holder) to subscribe for and purchase from the Company, 4,800,000 shares of Common Stock with an exercise price per share of $2.00; and an initial exercisable date on September 30, 2022. The purchase price of this option was $500,000. The Company determined that the warrants had a fixed monetary value with a variable number of shares at inception and categorized the warrants as a liability in the accompanying consolidated financial statements.

The Holder and the Company agreed that the Holder had the right and the obligation to exercise, on a cashless basis, $1,000,000 of the Options not later than October 15, 2022. Thereafter, the Holder shall undertake to exercise not less than (i) $400,000 of the Options on a “cash basis” not later than the later of (y) November 14, 2022 or (z) the date on which there is an effective registration statement permitting the issuance of the Option Shares to or resale of the Option Shares by the Holder and (ii) an additional $400,000 of the Options on a “cash basis” not later than the latest of (x) thirty (30) days following the exercise of the Option under subsection (i), above, (y) December 14, 2022, or (z) the date on which there is an effective registration statement permitting the issuance of the Option Shares to or resale of the Option Shares by the Holder. From and after the occurrence of the three above-referenced exercises, each additional exercise of Options hereunder shall be in an amount not less than $200,000 and exercised only on a cash basis.

The Holder’s obligation to exercise each specified portion of this option on the specific dates above is subject to the volume-weighted average price (“VWAP”, market value), being not less than $0.20 per share on the relevant option exercise date. Adjusted option shares at VWAP of $0.20 shall be 48,000,000 shares.

A summary of activity regarding warrants issued as follows:

	Warrants Outstanding
		Weighted Average	Weighted Average Remaining
	Warrants	Exercise Price	Contractual life (in years)

Outstanding, December 31, 2022	23,112,575	$0.17	0.75
Granted	—	—	—
Increase in number of warrants by VWAP	5,262,465	0.14	—
Exercised	(2,941,177)	0.14	0.70
Forfeited/canceled	—	—	—
Outstanding, June 30, 2023	25,433,863	$0.14	0.25

F-11

NOTE 9 – DERIVATIVE LIABILITIES

Fair Value Assumptions Used in Accounting for Derivative Liabilities

ASC 815, “Derivatives and Hedging,” requires we assess the fair market value of derivative liabilities at the end of each reporting period and recognize any change in the fair market value as other income or expense.

The Company determined our derivative liabilities to be a Level 3 fair value measurement and used the Black-Scholes pricing model to calculate the fair value as of June 30, 2023. The Black-Scholes model requires six basic data inputs: the exercise or strike price, time to expiration, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement.

For the six months ended June 30, 2023 and year ended December 31, 2022, the estimated fair values of the liabilities measured on a recurring basis are as follows:

	Six months ended	Year ended
	June 30	December 31,
	2023	2022
Expected term	0.25 - 0.75 years	0.75 - 1.49 years
Expected average volatility	77% - 118%	83% - 152%
Expected dividend yield	—	—
Risk-free interest rate	4.67% - 5.43%	0.06% - 4.73%

The following table summarizes the changes in the derivative liabilities during the six months ended June 30, 2023 and 2022:

Fair Value Measurements Using Significant Observable Inputs (Level 3)

Balance - December 31, 2022	$1,357,787

Settled on issuance of common stock	(240,258)
Change in fair value of the warrant	(342,575)
Balance – June 30, 2023	$774,954

The following table summarizes the change in fair value of derivative liabilities included in the income statement for the six months ended June 30, 2023 and 2022, respectively.

	Six months ended
	June 30,
	2023	2022
Addition of new derivatives recognized as loss on derivatives	$—	$—
Revaluation of derivative liabilities	(342,575)	—
(Gain) on change in fair value of derivative liability	$(342,575)	$—

F-12

NOTE 10 – STOCKHOLDERS’ EQUITY

The Company’s authorized capital consists of 300,000,000 shares of common stock with a par value of $0.001 per share.

Series A Preferred Stock

On November 3, 2020, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series A Preferred Stock, consisting of up 10,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series A Preferred Stock will participate on an equal basis per-share with holders of our common stock in any distribution upon winding up, dissolution, or liquidation. Holders of Series A Preferred Stock are entitled to vote together with the holders of our common stock on all matters submitted to stockholders at a rate of 51% of the total vote of stockholders.

The rights of the holders of Series A Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State on November 3, 2020.

As of June 30, 2023 and December 31, 2022, 10,000 shares of Series A Preferred Stock were issued and outstanding.

Series B Preferred Stock

On November 11, 2020, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series B Preferred Stock, consisting of up 200,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series B Preferred Stock will receive a liquidation preference of $81 per share in any distribution upon winding up, dissolution, or liquidation of the Company before junior security holders, as provided in the designation. Holders of Series B Preferred Stock are entitled to receive as, when, and if declared by the Board of Directors, dividends in kind at an annual rate equal to twenty four percent (24%) of $81 per share for each of the then outstanding shares of Series B Preferred Stock, calculated on the basis of a 360-day year consisting of twelve 30-day months. Holders of Series B Preferred Stock do not have voting rights but may convert into common stock after twelve months from the issuance date, at a conversion rate of one thousand (1,000) shares of Common Stock for every one (1) share of Series B Preferred Stock. Upon conversion, the shares are subject to a one-year restriction on sales into the market of no more than 5% previous month’s stock liquidity.

As of June 30, 2023 and December 31, 2022, 21,000 shares of Series B Preferred Stock were issued and outstanding.

Series C Preferred Stock

On January 7, 2021, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series C Preferred Stock, consisting of up 200,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series C Preferred Stock will rank junior to the Series B Preferred Stock, but on par with common stock and Series A Preferred Stock in any distribution upon winding up, dissolution, or liquidation of the company, as provided in the designation. The holders of shares of Series C Preferred Stock have no dividend rights except as may be declared by the Board in its sole and absolute discretion, out of funds legally available for that purpose. Holders of Series C Preferred Stock do not have voting rights but may convert into common stock after twenty four months from the issuance date, at a conversion rate of one thousand (1,000) shares of Common Stock for every one (1) share of Series C Preferred Stock. Upon conversion, the shares are subject to a one-year restriction on sales into the market of no more than 5% previous month’s stock liquidity.

F-13

The rights of the holders of Series C Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State on January 7, 2021.

As of June 30, 2023 and December 31, 2022, no Series C Preferred Stock was issued or outstanding.

Common Stock

During the six months ended June 30, 2023, the Company issued 3,061,177 shares of common stock, valued at fair market value on issuance as follows:

•	120,000 shares for compensation to our directors valued at $18,130; and
•	2,941,177 shares for exercise of warrants for $400,000.

As of June 30, 2023 and December 31, 2022, 164,656,688 and 161,595,511 shares of common stock were issued and outstanding, respectively.

NOTE 11 - RELATED PARTY TRANSACTIONS

Due from related parties

As of June 30, 2023 and December 31, 2022, the Company had amounts due from related parties of $426,529 and $326,324, respectively. The loans are unsecured, non-interest bearing and due on demand.

Due to related parties

As of June 30, 2023 and December 31, 2022, the Company had amounts due to related parties of $26,613. The amounts are unsecured, non-interest bearing and due on demand.

Employment agreements

During the six months ended June 30, 2023 and 2022, the Company recorded management salaries of $288,000 and $270,000 and stock-based compensation bonuses of $18,130 and $71,629, respectively.

As of June 30, 2023 and December 31, 2022, the Company recorded and accrued management salaries of $129,627 and $79,628, respectively.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Leases and Long-term Contracts

The Company has not entered into any long-term leases, contracts or commitments. The Company leases facilities which the term is 12 months. For the six months ended June 30, 2023 and 2022, the Company incurred rent expense of $2,137 and $38,645, respectively.

F-14

NOTE 13 - SEGMENTS

At December 31, 2022 and 2021, the Company operates in one industry segment, telecommunication services, and two geographic segments, USA and Switzerland, where current assets and equipment are located.

Operating Activities

The following table shows operating activities information by geographic segment for the six months ended June 30, 2023 and 2022:

Three months ended June 30, 2023

NOTE 13 - SEGMENT - Schedule of Operating Activities by Geographic Segment

	USA	Switzerland	Elimination	Total
Revenues	$32,960,138	1,334,080	$(1,469,389)	$32,824,829
Cost of revenue	32,359,937	1,149,815	(1,469,389)	32,040,363
Gross profit	600,201	184,265	—	784,466

Operating expenses
General and administration	845,485	191,699	—	1,037,184

Operating loss	(245,284)	(7,434)	—	(252,718)

Other income (expense)	98,224	(7,150)	—	91,074

Net loss	$(147,060)	$(14,584)	$—	$(161,644)

Three months ended June 30, 2022

	USA	Switzerland	Elimination	Total
Revenues	$23,059,647	1,236,823	$(596,754)	$23,699,716
Cost of revenue	22,418,046	1,032,150	(596,754)	22,853,442
Gross profit	641,601	204,673	—	846,274

Operating expenses
General and administration	921,793	222,659	—	1,144,452

Operating loss	(280,192)	(17,986)	—	(298,178)

Other income (expense)	13,314	(593)	—	12,721

Net loss	$(266,878)	$(18,579)	$—	$(285,457)

F-15

Six months ended June 30, 2023

	USA	Switzerland	Elimination	Total
Revenues	$57,807,809	2,681,515	$(2,997,966)	$57,491,358
Cost of revenue	56,185,823	2,302,299	(2,997,966)	55,490,156
Gross profit	1,621,986	379,216	—	2,001,202

Operating expenses
General and administration	2,196,441	375,009	—	2,571,450

Operating (loss) income	(574,455)	4,207	—	(570,248)

Other income (expense)	273,179	(23,397)	—	249,782

Net loss	$(301,276)	$(19,190)	$—	$(320,466)

Six months ended June 30, 2022

	USA	Switzerland	Elimination	Total
Revenues	$41,534,760	2,262,903	$(678,636)	$43,119,027
Cost of revenue	40,611,998	1,855,331	(678,636)	41,788,693
Gross profit	922,762	407,572	—	1,330,334

Operating expenses
General and administration	1,703,093	430,857	—	2,133,950

Operating loss	(780,331)	(23,285)	—	(803,616)

Other income (expense)	(16,527)	9,955	—	(6,572)

Net loss	$(796,858)	$(13,330)	$—	$(810,188)

Asset Information

The following table shows asset information by geographic segment as of June 30, 2023 and December 31, 2022:

June 30, 2023	USA	Switzerland	Elimination	Total
Assets
Current assets	$6,381,103	$1,425,799	$(709,186)	$7,097,716
Non-current assets	$11,670,900	$768,107	$(6,184,562)	$6,254,445
Liabilities
Current liabilities	$5,519,606	$2,102,070	$(709,186)	$6,912,490
Non-current liabilities	$—	$261,762	$—	$261,762

December 31, 2022	USA	Switzerland	Elimination	Total
Assets
Current assets	$6,496,354	$1,172,889	$(1,232,653)	$6,436,590
Non-current assets	$11,646,662	$650,794	$(6,184,562)	$6,112,894
Liabilities
Current liabilities	$5,967,729	$1,716,603	$(1,232,653)	$6,451,679
Non-current liabilities	$—	$262,388	$—	$262,388

NOTE 14 – SUBSEQUENT EVENTS.

Management has evaluated subsequent events through the date these consolidated financial statements were available to be issued. Based on our evaluation no material events have occurred that require disclosure.

F-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

iQSTEL, Inc.

Coral Gables, FL

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of iQSTEL, Inc. (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty – See Also Critical Audit Matters Section Below

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and does not have an established source of revenues sufficient to cover its operating costs, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Revenue Recognition

Critical Audit Matter Description

The Company recognizes revenue upon transfer of control of promised services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those services.

Significant judgment is exercised by the Company in determining revenue recognition for customer agreements, and include the pattern of delivery (i.e., timing of when revenue is recognized) for each distinct performance obligation.

The related audit effort in evaluating management’s judgments in determining revenue recognition for customer agreements required a high degree of auditor judgment.

How the Critical Audit Matter was Addressed in the Audit

Our principal audit procedures related to the Company’s revenue recognition for customer agreements included the following:

•	We gained an understanding of internal controls related to revenue recognition.
•	We evaluated management’s significant accounting policies for reasonableness.
•	We selected a sample of revenues recognized and performed the following procedures:
	Ο	Obtained and read contract source documents for each selection and other documents that were part of the agreement, if applicable.
	Ο	Assessed the terms in the customer agreement and evaluated the appropriateness of management’s application of their accounting policies, along with their use of estimates, in the determination of revenue recognition conclusions.
	Ο	We tested the mathematical accuracy of management’s calculations of revenue and the associated timing of revenue recognized in the financial statements.
	Ο	We confirmed significant customer balances.

Going Concern

Critical Audit Matter Description

As described further in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and does not have an established source of revenues sufficient to cover its operating costs. The ability of the Company to continue as a going concern is dependent on executing its business plan and ultimately to attain profitable operations. Accordingly, the Company has determined that these factors raise substantial doubt as to the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. Management intends to continue to fund its business by way of public or private offerings of the Company’s stock or through loans from private investors, in order satisfy the Company’s obligations as they come due for at least one year from the financial statement issuance date. However, the Company has not concluded that these plans alleviate the substantial doubt related to its ability to continue as a going concern.

How the Critical Audit Matter was Addressed in the Audit

We determined the Company’s ability to continue as a going concern is a critical audit matter due to the estimation and uncertainty regarding the Company’s available capital and the risk of bias in management’s judgments and assumptions in their determination. Our audit procedures related to the Company’s assertion on its ability to continue as a going concern included the following, among others:

•	We performed testing procedures such as analytical procedures to identify conditions and events that indicate that there could be substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
•	We reviewed and evaluated management's plans for dealing with adverse effects of these conditions and events.
•	We inquired of Company management and reviewed company records to assess whether there are additional factors that contribute to the uncertainties disclosed.
•	We assessed whether the Company’s determination that there is substantial doubt about its ability to continue as a going concern was adequately disclosed.

/s/ Urish Popeck & Co., LLC

We have served as the Company's auditor since 2020.

Pittsburgh, PA

April 14, 2023

F-17

iQSTEL INC

Consolidated Balance Sheets

	December 31,	December 31,
	2022	2021
ASSETS
Current Assets
Cash	$1,329,389	$3,334,813
Accounts receivable, net	4,209,125	2,540,515
Inventory	26,124	—
Due from related parties	326,324	424,086
Prepaid and other current assets	545,628	267,110
Total Current Assets	6,436,590	6,566,524

Property and equipment, net	401,021	409,382
Intangible assets	99,592	99,592
Goodwill	5,172,146	1,537,742
Deferred tax assets	440,135	446,402
TOTAL ASSETS	$12,549,484	$9,059,642

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	2,254,636	1,474,595
Accrued and other current liabilities	2,482,352	307,049
Due to related parties	26,613	26,613
Loans payable - net of discount of $0 and $7,406	94,342	315,450
Loans payable - related parties	235,949	239,308
Derivative liabilities	1,357,787	—
Total Current Liabilities	6,451,679	2,363,015

Loans payable, non-current	108,150	119,295
Employee benefits, non-current	154,238	156,434
TOTAL LIABILITIES	6,714,067	2,638,744

Stockholders' Equity
Preferred stock: 1,200,000 authorized; $0.001 par value
Series A Preferred stock: 10,000 designated; $0.001 par value, 10,000 shares issued and outstanding, respectively	10	10
Series B Preferred stock: 200,000 designated; $0.001 par value, 21,000 shares issued and outstanding	21	21
Series C Preferred stock: 200,000 designated; $0.001 par value, No shares issued and outstanding	—	—
Common stock: 300,000,000 authorized; $0.001 par value 161,595,511 and 147,477,358 shares issued and outstanding, respectively	161,595	147,477
Additional paid in capital	31,136,120	25,842,982
Accumulated deficit	(24,504,395)	(18,536,921)
Accumulated other comprehensive loss	(33,557)	(36,658)
Equity attributed to stockholders of iQSTEL Inc.	6,759,794	7,416,911
Deficit attributable to noncontrolling interests	(924,377)	(996,013)
TOTAL STOCKHOLDERS' EQUITY	5,835,417	6,420,898

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$12,549,484	$9,059,642

The accompanying notes are an integral part of these consolidated financial statements.

F-18

iQSTEL INC

Consolidated Statements of Operations

	Years Ended
	December 31,
	2022	2021

Revenues	$93,203,532	$64,702,018
Cost of revenue	91,412,016	63,168,303
Gross profit	1,791,516	1,533,715

Operating expenses
General and administration	4,983,176	4,517,631
Total operating expenses	4,983,176	4,517,631

Operating loss	(3,191,660)	(2,983,916)

Other income (expense)
Other income	118,871	4,426
Other expenses	(112,962)	2,684
Interest expense	(29,641)	(675,481)
Change in fair value of derivative liabilities	(2,650,369)	317,080
Loss on settlement of debt	—	(528,794)
Total other expense	(2,674,101)	(880,085)

Net loss before provision for income taxes	(5,865,761)	(3,864,001)
Income taxes	—	—
Net loss	(5,865,761)	(3,864,001)
Less: Net income (loss) attributable to noncontrolling interests	101,713	(26,228)
Net loss attributed to stockholders of iQSTEL Inc.	$(5,967,474)	$(3,837,773)

Comprehensive income (loss)
Net loss	$(5,865,761)	$(3,864,001)
Foreign currency adjustment	6,080	74,849
Total comprehensive loss	$(5,859,681)	$(3,789,152)
Less: Comprehensive income attributable to noncontrolling interests	104,692	10,448
Net comprehensive loss attributed to stockholders of iQSTEL Inc.	$(5,964,373)	$(3,799,600)

Basic and diluted loss per common share	$(0.04)	$(0.03)

Weighted average number of common shares outstanding - Basic and diluted	151,850,443	135,383,893

The accompanying notes are an integral part of these consolidated financial statements.

F-19

iQSTEL INC

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

For the years ended December 31, 2022 and 2021

	Series A Preferred Stock		Series B Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total	Non Controlling Interest	Total Stockholders’ Deficit

Balance - December 31, 2020	10,000	$10	—	$—	118,133,432	$118,133	$13,267,261	$(14,699,148)	$(74,831)	$(1,388,575)	$(1,006,461)	$(2,395,036)

Preferred stock issued for conversion of common stock	—	—	21,000	21	(21,000,000)	(21,000)	20,979	—	—	—	—	—
Common stock issued for cash and subscription receivable	—	—	—	—	41,562,500	41,563	6,394,687	—	—	6,436,250	—	6,436,250
Common stock issued for settlement of debt	—	—	—	—	2,230,394	2,230	2,054,300	—	—	2,056,530	—	2,056,530
Common stock issued for service	—	—	—	—	195,000	195	284,505	—	—	284,700	—	284,700
Common stock issued for compensation	—	—	—	—	1,320,000	1,320	1,036,248	—	—	1,037,568	—	1,037,568
Common stock issued for forbearance of debt	—	—	—	—	250,000	250	49,675	—	—	49,925	—	49,925
Common stock issued for conversion of debt	—	—	—	—	6,080,632	6,081	416,214	—	—	422,295	—	422,295
Common stock payable	—	—	—	—	—	—	52,161	—	—	52,161	—	52,161
Related party debt to equity swap	—	—	—	—	—	—	1,647,150	—	—	1,647,150	—	1,647,150
Cancellation of common stock	—	—	—	—	(1,294,600)	(1,295)	(88,809)	—	—	(90,104)	—	(90,104)
Resolution of derivative liabilities	—	—	—	—	—	—	708,611	—	—	708,611	—	708,611
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	38,173	38,173	36,676	74,849
Net loss	—	—	—	—	—	—	—	(3,837,773)	—	(3,837,773)	(26,228)	(3,864,001)
Balance - December 31, 2021	10,000	$10	21,000	$21	147,477,358	$147,477	$25,842,982	$(18,536,921)	$(36,658)	$7,416,911	$(996,013)	$6,420,898

Common stock issued for cash	—	—	—	—	2,000,000	2,000	998,000	—	—	1,000,000	—	1,000,000
Common stock issued for acquisitions of subsidiaries	—	—	—	—	5,066,667	5,067	1,544,933	—	—	1,550,000	(33,056)	1,516,944
Common stock issued for asset acquisition	—	—	—	—	550,000	550	356,950	—	—	357,500	—	357,500
Common stock issued for compensation	—	—	—	—	240,000	240	107,360	—	—	107,600	—	107,600
Common stock issued for settlement of debt	—	—	—	—	161,367	161	80,513	—	—	80,674	—	80,674
Common stock issued for warrant exercises	—	—	—	—	6,100,119	6,100	393,900	—	—	400,000	—	400,000
Common stock payable	—	—	—	—	—	—	18,900	—	—	18,900	—	18,900
Resolution of derivative liabilities upon exercise of warrants	—	—	—	—	—	—	1,792,582	—	—	1,792,582	—	1,792,582
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	3,101	3,101	2,979	6,080
Net (loss) income	—	—	—	—	—	—	—	(5,967,474)	—	(5,967,474)	101,713	(5,865,761)
Balance - December 31, 2022	10,000	$10	21,000	$21	161,595,511	$161,595	$31,136,120	$(24,504,395)	$(33,557)	$6,759,794	$(924,377)	$5,835,417

The accompanying notes are an integral part of these consolidated financial statements.

F-20

iQSTEL INC

Consolidated Statements of Cash Flows

	Years Ended
	December 31,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,865,761)	$(3,864,001)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	126,500	1,284,325
Bad debt expense	34,376	—
Write-off of due from related party	—	10,148
Depreciation and amortization	120,117	91,474
Amortization of debt discount	7,407	450,771
Change in fair value of derivative liabilities	2,650,369	(317,080)
Loss on settlement of debt	—	528,794
Prepayment and default penalty	—	122,020
Changes in operating assets and liabilities:
Accounts receivable	(799,533)	(39,862)
Inventory	(26,124)	—
Prepaid and other current assets	(23,728)	(91,066)
Due from related party	96,863	—
Accounts payable	(265,511)	(1,231,946)
Accrued and other current liabilities	2,179,965	(95,758)
Net cash used in operating activities	(1,765,060)	(3,152,181)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of subsidiaries, net of cash acquired	(1,889,132)	(60,000)
Purchase of property and equipment	(112,074)	(153,183)
Purchase of intangible assets	—	(77,717)
Payment of loan receivable - related party	(1,000)	(220,674)
Collection of amounts due from related parties	700	226
Net cash used in investing activities	(2,001,506)	(511,348)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable	—	600,000
Repayments of loans payable	(232,018)	(344,483)
Repayment of loans payable - related parties	—	(90,787)
Proceeds from common stock issued	1,100,000	6,336,250
Proceeds from exercise of warrants	400,000	—
Proceeds from issuance of common stock purchase options	500,000	—
Repayment of convertible notes	—	(250,000)
Net cash provided by financing activities	1,767,982	6,250,980

Effect of exchange rate changes on cash	(6,840)	(5,954)

Net change in cash	(2,005,424)	2,581,497
Cash, beginning of period	3,334,813	753,316
Cash, end of period	$1,329,389	$3,334,813

Supplemental cash flow information
Cash paid for interest	$3,333	$126,818
Cash paid for taxes	$—	$—

Non-cash transactions:
Common stock payable	$18,900	52,161
Common stock issued for asset acquisition	$357,500	$—
Common stock issued for acquisitions of subsidiaries	$1,550,000	$—
Common stock issued for conversion of debt	$—	$422,295
Common stock issued for exercise of cashless warrants	$3,790	$—
Resolution of derivative liabilities upon exercise of warrants	$1,792,582	$708,611
Related party debt forgiveness	$—	$1,647,150
Common stock issued for settlement of debt	$80,674	$2,056,530
Common stock issued for forbearance of debt	$—	$49,925
Preferred stock issued for conversion of common stock	$—	$21
Subscription receivable	$—	$100,000

The accompanying notes are an integral part of these consolidated financial statements.

F-21

iQSTEL INC

Notes to the Consolidated Financial Statements

December 31, 2022

NOTE 1 -ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization and Operations

iQSTEL Inc. (“iQSTEL”, “we”, “us”, or the “Company”) was incorporated under the laws of the State of Nevada on June 24, 2011 under the name of B-Maven Inc. The Company changed its name to PureSnax International, Inc. on September 18, 2015; and more recently it changed its name to iQSTEL Inc. on August 7, 2018.

The Company has been engaged in the business of telecommunication services as a wholesale carrier of voice, SMS and data for other telecom companies around the World with 404 active interconnection agreements with mobile companies, fixed line companies and other wholesale carriers.

Acquisitions

On May 13, 2022, we entered into a Company Acquisition Agreement regarding the acquisition of 51% of the shares in Whisl telecom LLC (“Whisl”).

On June 1, 2022, we entered into a Company Acquisition Agreement regarding the acquisition of 51% of the shares in Smartbiz Telecom LLC (“Smartbiz”).

Both acquisitions are detailed in Note 4.

COVID-19

A novel strain of coronavirus (COVID-19) was first identified in December 2019, and subsequently declared a global pandemic by the World Health Organization on March 11, 2020. As a result of the outbreak, many companies experienced disruptions in their operations and in markets served. The Company has instituted some and may take additional temporary precautionary measures intended to help ensure the well-being of its employees and minimize business disruption. The Company considered the impact of COVID-19 on the assumptions and estimates used and determined that there were no material adverse impacts on the Company’s results of operations and financial position at December 31, 2022. The full extent of the future impacts of COVID-19 on the Company’s operations is uncertain. A new prolonged outbreak could have a material adverse impact on financial results and business operations of the Company, including the timing and ability of the Company to collect accounts receivable and the ability of the Company to continue to provide high quality services to its clients. The Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities as of April 14, 2023, the date of issuance of this Annual Report on Form 10-K. These estimates may change, as new events occur, and additional information is obtained.

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The financial statements have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States of America. The Company’s fiscal year end is December 31.

Consolidation Policy

The consolidated financial statements of the Company include the accounts of the Company and its owned subsidiaries, Etelix.com USA, LLC (“Etelix”), SwissLink Carrier AG (“Swisslink”), ITSBCHAIN, LLC (“ItsBchain”), QGLOBAL SMS, LLC (“QGlobal”), IoT Labs, LLC (“IoT Labs”), Global Money One Inc (“Global Money One”), Whisl Telecom LLC (“Whisl”) and Smartbiz Telecom LLC (“Smartbiz”). All significant intercompany balances and transactions have been eliminated in consolidation.

F-22

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Business Combinations

In accordance with ASC 805-10, “Business Combinations”, the Company accounts for all business combinations using the acquisition method of accounting. Under this method, assets and liabilities, including any remaining non-controlling interests, are recognized at fair value at the date of acquisition. The excess of the purchase price over the fair value of assets acquired, net of liabilities assumed, and non-controlling interests is recognized as goodwill. Certain adjustments to the assessed fair values of the assets, liabilities, or non-controlling interests made subsequent to the acquisition date, but within the measurement period, which is up to one year, are recorded as adjustments to goodwill. Any adjustments subsequent to the measurement period are recorded in income. Any cost or equity method interest that the Company holds in the acquired company prior to the acquisition is re-measured to fair value at acquisition with a resulting gain or loss recognized in income for the difference between fair value and the existing book value. Results of operations of the acquired entity are included in the Company’s results from the date of the acquisition onward and include amortization expense arising from acquired tangible and intangible assets.

Foreign Currency Translation and Re-measurement

The Company translates its foreign operations to U.S. dollars in accordance with ASC 830, “Foreign Currency Matters”.

The functional currency and reporting currency of Etelix, QGlobal, ItsBchain, IoT Labs, Whisl, Smartbiz and Global Money One is the U.S. dollar, while SwissLink’s functional currency is the Swiss Franc (“CHF”).

SwissLink translates their records into U.S. dollars as follows:

•	Assets and liabilities at the rate of exchange in effect at the balance sheet date

•	Equities at historical rate

•	Revenue and expense items at the average rate of exchange prevailing during the period

Adjustments arising from such translations are included in accumulated other comprehensive income (loss) in stockholders’ equity.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had no cash equivalents at December 31, 2022 and 2021.

Accounts Receivable and Allowance for Uncollectible Accounts

Substantially all of the Company’s accounts receivable balance is related to trade receivables. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company reviews its allowance for doubtful accounts daily and past due balances over 60 days and a specified amount are reviewed individually for collectability. Account balances are charged off after all means of collection have been exhausted and the potential for recovery is considered remote. During the years ended December 31, 2022 and 2021, the Company recorded bad debt expense of $34,376 and $0, respectively.

F-23

Inventory

Inventories, consisting of smart gas parts, are primarily accounted for using the first-in-first-out (“FIFO”) method of accounting. Inventories are measured at the lower of cost and net realizable value. The Company estimates the net realizable value of inventories based on an assessment of expected sales prices.

Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted future cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value.

Fixed Assets

Fixed assets, consisting of telecommunications equipment and software, are recorded at cost reduced by accumulated depreciation and amortization. Depreciation and amortization expense is recognized over the assets’ estimated useful lives of 3 years for computers and laptops; 5 years for telecommunications equipment and switches; and 5 years for software using the straight-line method. Major additions and improvements are capitalized as additions to the property and equipment accounts, while replacements, maintenance and repairs that do not improve or extend the life of the respective assets are expensed as incurred. Estimated useful lives are periodically reviewed and, when appropriate, changes are made prospectively. When certain events or changes in operating conditions occur, asset lives may be adjusted and an impairment assessment may be performed on the recoverability of the carrying amounts.

Impairment of tangible and intangible assets

Tangible and intangible assets (excluding goodwill) are assessed at each reporting date for indications that an asset may be impaired. If any such indication exists, or when annual impairment testing for an asset is required, the Company makes an estimate of the asset's recoverable amount. The asset's recoverable amount is the higher of an asset's or cash-generating unit's fair value less costs of disposal and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. Where the carrying amount of an asset or a group of assets exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or the group of assets.

Goodwill

We allocate goodwill to reporting units based on the reporting unit expected to benefit from the business combination. We evaluate our reporting units on an annual basis and, if necessary, reassign goodwill using a relative fair value allocation approach. Goodwill is tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. These events or circumstances could include a significant change in the business climate, legal factors, operating performance indicators, competition, or sale or disposition of a significant portion of a reporting unit.

Application of the goodwill impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units, assignment of goodwill to reporting units, and determination of the fair value of each reporting unit. The fair value of each reporting unit is estimated primarily through the use of a discounted cash flow methodology. This analysis requires significant judgments, including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for our business, estimation of the useful life over which cash flows will occur, and determination of our weighted average cost of capital.

The estimates used to calculate the fair value of a reporting unit change from year to year based on operating results, market conditions, and other factors. Changes in these estimates and assumptions could materially affect the determination of fair value and goodwill impairment for each reporting unit.

F-24

Retirement Benefit Costs

Payments to defined contribution retirement benefit schemes are charged as an expense as they fall due. Payments made to state-managed retirement benefit schemes are dealt with as payments to defined contribution schemes where the Company’s obligations under the schemes are equivalent to those arising in a defined contribution retirement benefit scheme.

For defined benefit schemes, the cost of providing benefits is determined using the Projected Unit Credit Method, with actuarial valuations being carried out at each balance sheet date. Actuarial gains and losses are recognized in full in the period in which they occur. They are recognized outside the income statement and are presented in other comprehensive income. Past service cost is recognized immediately in the income statement in the period in which it occurs.

The retirement benefit obligation recognized in the balance sheet represents the present value of the defined obligation as adjusted for unrecognized past service cost, and as reduced by the fair value of the scheme assets. Any asset resulting from this calculation is limited to past service cost, plus the present value of available refunds and reductions in future contributions to the scheme.

Net Income (Loss) Per Share of Common Stock

The Company has adopted ASC 260, ”Earnings per Share” which requires presentation of basic earnings per share on the face of the statements of operations for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic earnings per share computation. In the accompanying financial statements, basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants unless the result would be antidilutive. Dilutive potential common shares include outstanding Series B Preferred stock, and it was excluded from the computation of diluted net loss per share as the result was anti-dilutive for the years ended December 31, 2022 and 2021.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables. The Company places its cash and cash equivalents with financial institutions of high creditworthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.

During the year ended December 31, 2022 12 customers represented 88% of our revenue compared to 7 customers representing 88% of our revenue for the year ended December 31, 2021. For the years ended December 31, 2022 and 2021, 57% and 68% of the revenue comes from customers under prepayment conditions which means there is no credit or bad debt risk on that portion of the customers portfolio.

Financial Instruments

The Company follows ASC 820, “Fair Value Measurements and Disclosures,” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

F-25

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying values of our financial instruments, including, cash; accounts receivable; prepaid and other current assets; accounts payable; accrued liabilities and other current liabilities; and due from/to related parties approximate their fair values due to the short-term maturities of these financial instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of amounts due to related parties due to their related party nature.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. We evaluate all of our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company used a Black Scholes valuation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Income Taxes

The Company uses the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and the tax basis of assets, liabilities, the carry forward of operating losses and tax credits, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions (see Note 13).

F-26

Revenue Recognition

The Company recognizes revenue from telecommunication services in accordance with ASC 606, “Revenue from Contracts with Customers.”

The Company recognizes revenue related to monthly usage charges and other recurring charges during the period in which the telecommunication services are rendered, provided that persuasive evidence of a sales arrangement exists, and collection is reasonably assured. Management considers persuasive evidence of a sales arrangement to be a written interconnection agreement. The Company’s payment terms vary by client.

Cost of revenue

Costs of revenue represent direct charges from vendors that the Company incurs to deliver services to its customers. These costs primarily consist of usage charges for calls terminated in vendors networks.

Lease

The Company leases office space for corporate and network monitoring activities and to house telecommunications equipment.

In accordance with ASC 842, “Leases,” we determine if an arrangement is a lease at inception.

The office lease meets the definition of a short-term lease because the lease term is 12 months or less. Consequently, consistent with Company’s accounting policy election, the Company does not recognize the right-of-use asset and the lease liability arising from this lease.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments Credit Losses —Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected, which includes the Company’s accounts receivable. This ASU is effective for the Company for reporting periods beginning after December 15, 2022. The Company is currently assessing the potential impact that the adoption of this ASU will have on its consolidated financial statements.

In June 2022, the FASB issued ASU 2022-03, ASC Subtopic “Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions.” These amendments clarify that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The amendments in this update are effective for public business entities for fiscal years, including interim periods within those fiscal years, beginning after December 15, 2023. Early adoption is permitted. The Company is currently assessing the impact of the adoption of this standard on its consolidated financial statements.

The Company has reviewed all other recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial statements.

NOTE 3 - GOING CONCERN

The Company's consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has suffered recurring losses from operations and does not have an established source of revenues sufficient to cover its operating costs. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-27

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its business plan and eventually attain profitable operations.

During the next year, the Company's foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing in the industry and continuing its marketing efforts. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, the Company has relied upon funds from its stockholders. Management may raise additional capital through future public or private offerings of the Company's stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company's failure to do so could have a material and adverse effect upon its operations and its stockholders.

NOTE 4 - ACQUISITIONS

On May 13, 2022, we entered into a Company Acquisition Agreement (Purchase Agreement) with US Acquisitions, LLC, a California limited liability company (Seller) concerning the contemplated sale by Seller and the purchase by us of 51% of the membership interests Seller held in Whisl, a Texas limited liability company. Whisl provides local US termination for Voice through its FCC license of VoIP Service number 832742; and is in the process to obtain a C-Lec FCC License over next 12 months. Whisl is one of the premier Intermediate Voice Providers in the USA. It has been a carrier since 2017 with billions of minutes traversing its network and provides its customers with multiple levels of Redundancy, Diversity, and Disaster Recovery for their applications and ability to make changes to underlying carrier configuration in real time. Whisl offers a single carrier solution for Voice Global services, and its customers benefit from hundreds of interconnection agreements that the company has cultivated since its inception. Pursuant to the Purchase Agreement, the closing of the purchase of the 51% membership interests was $1,800,000, which consisted of $1,250,000 in cash and $550,000 in our restricted common stock to Seller, which amounts to 1,461,653 shares of common stock.

On June 1, 2022, we entered into a Purchase Agreement for the purchase of 51% of the membership interests in Smartbiz, a Florida Corporation which provides telecommunication services, dedicated to VoIP business for wholesale and retail markets. The purchase price for the acquisition was $1,800,000, which consisted of $800,000 in cash and $1,000,000 in our common stock to the seller, which amounts to 2,850,330 shares of common stock.

Smartbiz and Whisl have been included in our consolidated results of operations since the acquisition dates.

The following table summarizes the fair value of the consideration paid by the Company:

Whisl

May 13,
Fair Value of Consideration:	2022
Cash	$1,250,000
1,461,653 shares of common stock	550,000
Total Purchase Price	$1,800,000

Smartbiz

June 1,
Fair Value of Consideration:	2022
Cash	$800,000
2,850,330 shares of common stock	1,000,000
Total Purchase Price	$1,800,000

An additional 754,684 shares of common stock were issued to the seller in December 2022 in accordance with the terms of the purchase agreement.

F-28

The following table summarizes the identifiable assets acquired and liabilities assumed upon acquisition of Smartbiz and Whisl and the calculation of goodwill:

Whisl

Total purchase price	$1,800,000
Cash	141,113
Accounts receivable	109,762
Total identifiable assets	250,875

Accounts payable	(241,426)
Other current liabilities	(2,075)
Total liabilities assumed	(243,501)
Net assets	7,374

Non-controlling interest	3,613
Total net assets	3,761
Goodwill	$1,796,239

Smartbiz

Total purchase price	$1,800,000
Cash	19,755
Accounts receivable	789,515
Total identifiable assets	809,270

Accounts payable	(807,265)
Other current liabilities	(76,839)
Total liabilities assumed	(884,104)
Accumulated deficit	(74,834)

Non-controlling interest	(36,669)
Total accumulated deficit	(38,165)
Goodwill	$1,838,165

Unaudited combined proforma results of operations for the year ended December 31, 2022 and 2021 as though the Company acquired Smartbiz and Whisl on January 1, 2021, are set forth below:

	Years Ended
	December 31,
	2022	2021
Revenues	$103,353,405	$77,483,732
Cost of revenues	101,717,011	74,237,359
Gross profit	1,636,394	3,246,373

Operating expenses	5,762,097	6,102,433
Operating loss	(4,125,703)	(2,856,060)

Other expense	(2,674,101)	(880,112)

Net Loss	$(6,799,804)	$(3,736,172)

F-29

NOTE 5 – PREPAID AND OTHER CURRENT ASSETS

Prepaid and other current assets at December 31, 2022 and 2021 consisted of the following:

	December 31,	December 31,
	2022	2021
Subscription receivable	$—	$100,000
Other receivable	120,139	143,187
Prepaid expenses	26,600	23,320
Advance payment	21,000	—
Tax receivable	389	603
Deposit for acquisition of asset	357,500	—
Security deposit	20,000	—
Total prepaid and other current assets	$545,628	$267,110

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2022 and 2021 consisted of the following:

	December 31,	December 31,
	2022	2021
Telecommunication equipment	$317,958	$258,871
Telecommunication software	640,566	618,125
Other equipment	99,126	108,805
Total property and equipment	1,057,650	985,801
Accumulated depreciation and amortization	(656,629)	(576,419)
Total property and equipment	$401,021	$409,382

Depreciation expense for the years ended December 31, 2022 and 2021 amounted to $120,117 and $91,474, respectively.

NOTE 7 –LOANS PAYABLE

Loans payable at December 31, 2022 and 2021 consisted of the following:

	December 31,	December 31,		Interest
	2022	2021	Term	rate
Bridge Loan	$—	$222,222	Note was issued on November 1, 2020 and due on January 30, 2022	18.0%
Martus	94,342	100,634	Note was issued on October 23, 2018 and due on January 3, 2023	5.0%
Swisspeers AG	—	9,605	Note was issued on April 8, 2019 and due on October 4, 2022	7.0%
Darlene Covid19	108,150	109,690	Note was issued on April 1, 2020 and due on March 31, 2025	0.0%
Total	202,492	442,151
Less: Unamortized debt discount	—	(7,406)
Total loans payable	202,492	434,745
Less: Current portion of loans payable	(94,342)	(315,450)
Long-term loans payable	$108,150	$119,295

F-30

Loans payable - related parties at December 31, 2022 and 2021 consisted of the following:

	December 31,	December 31,		Interest
	2022	2021	Term	rate
49% Shareholder of SwissLink	$19,649	$19,929	Note is due on demand	0%
49% Shareholder of SwissLink	216,300	219,379	Note is due on demand	5%
Total	235,949	239,308
Less: Current portion of loans payable	(235,949)	(239,308)
Long-term loans payable	$—	$—

During the years ended December 31, 2022 and 2021, the Company borrowed from third parties totaling $0 and $600,000, which includes original issue discount and financing costs of $0 and $66,666 and repaid the principal amount of $232,018 and $344,483, respectively.

During the years ended December 31, 2022 and 2021, the Company recorded interest expense of $22,234 and $191,281 and recognized amortization of discount, included in interest expense, of $7,407 and $78,481, respectively.

During the year ended December 31, 2021, a $1,647,150 (CHF 1,518,909) related party loan was forgiven and the Company recorded it as additional paid in capital.

During the year ended December 31, 2021, the Company settled loans payable of $1,516,667 by issuing 2,230,394 shares of common stock valued at $2,056,530. As a result, the Company recorded loss on settlement of debt of $539,863.

NOTE 8 - CONVERTIBLE LOANS

At December 31, 2022 and 2021, there were no convertible loans.

During the years ended December 31, 2022 and 2021, the Company recorded interest expense of $0 and $33,429 and recognized amortization of discount, included in interest expense, of $0 and $372,290, respectively.

During the years ended December 31, 2022 and 2021, the Company repaid notes of $0 and $250,000 and accrued interest of $0 and $6,027, respectively.

Conversion

During the year ended December 31, 2021, the Company converted notes with principal amounts and accrued interest of $422,295 into 6,080,632 shares of common stock. The corresponding derivative liability at the date of conversion of $708,611 was settled through additional paid in capital.

Settlement

During the year ended December 31, 2021, the Company recorded gain on settlement of debt of $11,069.

NOTE 9 – WARRANTS

On April 5, 2022, we entered into a Common Stock Purchase Option Agreement with Apollo Management Group, Inc (Holder) to subscribe for and purchase from the Company, 4,800,000 shares of Common Stock with an exercise price per share of $2.00; and an initial exercisable date on September 30, 2022. The purchase price of this option was $500,000. The Company determined that the warrants had a fixed monetary value with a variable number of shares at inception and categorized the warrants as a liability in the accompanying consolidated financial statements.

F-31

The Holder and the Company agreed that the Holder had the right and the obligation to exercise, on a cashless basis, $1,000,000 of the Options not later than October 15, 2022. Thereafter, the Holder shall undertake to exercise not less than (i) $400,000 of the Options on a “cash basis” not later than the later of (y) November 14, 2022 or (z) the date on which there is an effective registration statement permitting the issuance of the Option Shares to or resale of the Option Shares by the Holder and (ii) an additional $400,000 of the Options on a “cash basis” not later than the latest of (x) thirty (30) days following the exercise of the Option under subsection (i), above, (y) December 14, 2022, or (z) the date on which there is an effective registration statement permitting the issuance of the Option Shares to or resale of the Option Shares by the Holder. From and after the occurrence of the three above-referenced exercises, each additional exercise of Options hereunder shall be in an amount not less than $200,000 and exercised only on a cash basis.

The Holder’s obligation to exercise each specified portion of this option on the specific dates above is subject to the volume-weighted average price (“VWAP”, market value), being not less than $0.20 per share on the relevant option exercise date. Adjusted option shares at VWAP of $0.20 shall be 48,000,000 shares.

A summary of activity regarding warrants issued as follows:

	Warrants Outstanding
		Weighted Average	Weighted Average Remaining
	Warrants	Exercise Price	Contractual life (in years)

Outstanding, December 31, 2021	—	$—	—
Granted	4,800,000	2.00	1.49
Increase in number of warrants by VWAP	32,467,713	0.17	—
Exercised	(14,155,138)	0.18	0.97
Forfeited/canceled	—	—	—
Outstanding, December 31, 2022	23,112,575	$0.17	0.75

NOTE 10 – DERIVATIVE LIABILITIES

Fair Value Assumptions Used in Accounting for Derivative Liabilities

ASC 815 requires we assess the fair market value of derivative liabilities at the end of each reporting period and recognize any change in the fair market value as other income or expense.

The Company determined our derivative liabilities to be a Level 3 fair value measurement and used the Black-Scholes pricing model to calculate the fair value as of December 31, 2022. The Black-Scholes model requires six basic data inputs: the exercise or strike price, time to expiration, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of warrants is estimated using the Black-Scholes valuation model.

For the years ended December 31, 2022 and 2021, the estimated fair values of the liabilities measured on a recurring basis are as follows:

Years ended
December 31,
	2022	2021
Expected term	0.75 – 1.49 years	0.16 - 1.18 years
Expected average volatility	83% - 152%	145% - 241%
Expected dividend yield	—	—
Risk-free interest rate	0.06% - 4.73%	0.07% - 0.09%

F-32

The following table summarizes the changes in the derivative liabilities during the years ended December 31, 2022 and 2021:

Fair Value Measurements Using Significant Observable Inputs (Level 3)

Balance - December 31, 2020	$1,025,691

Settled on issuance of common stock	(708,611)
Change in fair value of the derivative	(317,080)
Balance - December 31, 2021	$—

Addition of new derivatives recognized as cash received	500,000
Addition of new derivatives recognized as loss on derivatives	943,833
Settled on issuance of common stock	(1,792,582)
Change in fair value of the warrants	1,706,536
Balance - December 31, 2022	$1,357,787

The following table summarizes the change in fair value of derivative liabilities included in the income statement for the years ended December 31, 2022 and 2021, respectively.

	Years ended
	December 31,
	2022	2021
Addition of new derivatives recognized as loss on derivatives	$943,833	$—
Revaluation of derivative liabilities	1,706,536	(317,080)
Change in fair value of derivative liabilities	$2,650,369	$(317,080)

NOTE 11 – STOCKHOLDERS’ EQUITY

The Company’s authorized capital consists of 300,000,000 shares of common stock with a par value of $0.001 per share.

Series A Preferred Stock

On November 3, 2020, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series A Preferred Stock, consisting of up 10,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series A Preferred Stock will participate on an equal basis per-share with holders of our common stock in any distribution upon winding up, dissolution, or liquidation. Holders of Series A Preferred Stock are entitled to vote together with the holders of our common stock on all matters submitted to stockholders at a rate of 51% of the total vote of stockholders.

The rights of the holders of Series A Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State on November 3, 2020

As of December 31, 2022 and 2021, 10,000 shares of Series A Preferred Stock were issued and outstanding.

F-33

Series B Preferred Stock

On November 11, 2020, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series B Preferred Stock, consisting of up 200,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series B Preferred Stock will receive a liquidation preference of $81 per share in any distribution upon winding up, dissolution, or liquidation of the Company before junior security holders, as provided in the designation. Holders of Series B Preferred Stock are entitled to receive as, when, and if declared by the Board of Directors, dividends in kind at an annual rate equal to twenty four percent (24%) of $81 per share for each of the then outstanding shares of Series B Preferred Stock, calculated on the basis of a 360-day year consisting of twelve 30-day months. Holders of Series B Preferred Stock do not have voting rights but may convert into common stock after twelve months from the issuance date, at a conversion rate of one thousand (1,000) shares of Common Stock for every one (1) share of Series B Preferred Stock. Upon conversion, the shares are subject to a one-year restriction on sales into the market of no more than 5% previous month’s stock liquidity.

During the year ended December 31, 2021, 21,000,000 shares of common stock were converted into 21,000 shares of Series B Preferred Stock by our management.

As of December 31, 2022 and 2021, 21,000 shares of Series B Preferred Stock were issued and outstanding.

Series C Preferred Stock

On January 7, 2021, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series C Preferred Stock, consisting of up 200,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series C Preferred Stock will rank junior to the Series B Preferred Stock, but on par with common stock and Series A Preferred Stock in any distribution upon winding up, dissolution, or liquidation of the company, as provided in the designation. The holders of shares of Series C Preferred Stock have no dividend rights except as may be declared by the Board in its sole and absolute discretion, out of funds legally available for that purpose. Holders of Series C Preferred Stock do not have voting rights but may convert into common stock after twenty four months from the issuance date, at a conversion rate of one thousand (1,000) shares of Common Stock for every one (1) share of Series C Preferred Stock. Upon conversion, the shares are subject to a one-year restriction on sales into the market of no more than 5% previous month’s stock liquidity.

The rights of the holders of Series C Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State on January 7, 2021.

As of December 31, 2022 and 2021, no Series C Preferred Stock was issued or outstanding.

Common Stock

During the year ended December 31, 2022, the Company issued 14,118,153 shares of common stock, valued at fair market value on issuance as follows:

•	2,000,000 shares issued for cash of $1,000,000
•	5,066,667 shares for acquisitions of Whisl and Smartbiz valued at $1,550,000
•	550,000 shares for asset acquisition valued at $357,500
•	240,000 shares for compensation to our directors valued at $107,600
•	161,367 shares for settlement of debt valued at $80,674
•	6,100,119 shares for exercise of warrants for $400,000

During the year ended December 31, 2021, the Company issued 51,638,526 shares of common stock, valued at fair market value on issuance as follows;

•	41,562,500 shares issued for cash of $6,536,250, of which $100,000 was recorded as subscription receivable as of December 31, 2021. The Company received the $100,000 on January 3, 2022.
•	2,230,394 shares, valued at $2,056,530, issued for settlement of debt of $1,516,667
•	195,000 shares for services valued at $284,700
•	1,320,000 shares issued to our management for compensation valued at $1,037,568
•	250,000 shares for forbearance of debt valued at $49,925
•	6,080,632 shares issued for conversion of debt of $422,295

During the year ended December 31, 2021, the Company terminated a placement agent and advisory services agreement with a FINRA member dated September 22, 2020, and cancelled 1,294,600 shares of common stock, which was issued for those services. The termination agreement allowed the FINRA member to retain 400,000 shares of the Company’s common stock in connection with the services.

As of December 31, 2022 and 2021, 161,595,511 and 147,477,358 shares of common stock were issued and outstanding, respectively.

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NOTE 12 – PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of December 31, 2022 and 2021, are as follows:

	December 31,	December 31,
	2022	2021
Net Operating loss carryforward	$15,540,294	$12,332,310
Effective tax rate	21%	21%
Deferred tax asset	3,263,462	2,589,785
Foreign taxes	(7,118)	(7,242)
Less: valuation allowance	(2,816,209)	(2,136,141)
Net deferred tax asset	$440,135	$446,402

As of December 31, 2022, the Company has approximately $15,540,000 of net operating losses (“NOL”) generated to December 31, 2022 carried forward to offset taxable income in future years which expire commencing in fiscal 2022. NOLs generated in the United States for tax years prior to December 31, 2017, can be carried forward for twenty years, whereas NOLs generated after December 31, 2017 can be carried forward indefinitely in USA, and can be carried forward for 7 years in Switzerland. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax assets relating to NOLs for every period because it is more likely than not that all of the deferred tax assets will not be realized other than those recorded at SwissLink, because the Company anticipates utilizing the NOLs prior to their expiration.

Utilization of the NOL carry forwards may be subject to an annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). These ownership changes may limit the amount of the NOL carry forwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an “ownership change” as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders.

Tax returns for the years ended 2016 through 2022 are subject to review by the tax authorities.

NOTE 13 - RELATED PARTY TRANSACTIONS

Due from related party

During the year ended December 31, 2021, the Company loaned $220,674 to our CEO and applied to due to CEO of $8,004.

During the year ended December 31, 2021, the Company wrote off due from related party of $10,148.

During the years ended December 31, 2022 and 2021, the Company loaned $1,000 and $220,674 to a related party and collected $700 and $226, respectively.

As of December 31, 2022 and 2021, the Company had due from related parties of $326,324 and $424,086, respectively. The loans are unsecured, non-interest bearing and due on demand.

F-35

Due to related parties

During the years ended December 31, 2022 and 2021, the Company repaid $0 and $90,787, respectively, to the CEO and CFO of the Company.

As of December 31, 2022 and 2021, the Company had amounts due to related parties of $26,613. The amounts are unsecured, non-interest bearing and due on demand.

Debt to Equity Swap

During the year ended December 31, 2021 the Company recorded a debt to equity swap of $1,647,150 as additional paid in capital.

Employment agreements

During the years ended December 31, 2022 and 2021, the Company recorded management salaries of $576,000 and $558,000, respectively, and stock-based compensation bonuses of $107,600 and $1,037,568, respectively.

As of December 31, 2022 and 2021, the Company recorded and accrued management salaries of $79,628 and $92,229, respectively.

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Leases and Long-term Contracts

The Company has not entered into any long-term leases, contracts or commitments. The Company leases facilities which the term is 12 months. For the years ended December 31, 2022 and 2021, the Company incurred rent expense of $73,865 and $37,823, respectively.

Advisory service

On March 3, 2020, we appointed Oscar Brito as an advisor to our Board of Directors and agreed to pay him $5,000 per month for such services. Mr. Brito acted as an advisor to our Board of Directors. On February 11, 2021, the Company paid $12,600 and the service was terminated.

On January 4, 2021, the Company terminated a placement agent and advisory services agreement with a FINRA member dated September 22, 2020, and cancelled 1,294,600 shares of common stock, which was issued for those services. The termination agreement allowed the FINRA member to retain 400,000 shares of the Company’s common stock in connection with the services.

NOTE 15 - SEGMENT

At December 31, 2022 and 2021, the Company operates in one industry segment, telecommunication services, and two geographic segments, USA and Switzerland, where current assets and equipment are located.

Operating Activities

The following table shows operating activities information by geographic segment for the years ended December 31, 2022 and 2021:

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Year ended December 31, 2022

NOTE 15 - SEGMENT - Schedule of Operating Activities by Geographic Segment

	USA	Switzerland	Elimination	Total
Revenues	$94,188,685	4,913,216	$(5,898,369)	$93,203,532
Cost of revenue	93,162,695	4,147,690	(5,898,369)	91,412,016
Gross profit	1,025,990	765,526	—	1,791,516

Operating expenses
General and administration	4,216,107	767,069	—	4,983,176

Operating loss	(3,190,117)	(1,543)	—	(3,191,660)

Other income (expense)	(2,679,759)	5,658	—	(2,674,101)

Net income (loss)	$(5,869,876)	$4,115	$—	$(5,865,761)

Year ended December 31, 2021

	USA	Switzerland	Elimination	Total
Revenues	$60,112,852	4,681,978	$(92,812)	$64,702,018
Cost of revenue	59,274,781	3,986,334	(92,812)	63,168,303
Gross profit	838,071	695,644	—	1,533,715

Operating expenses
General and administration	3,733,579	784,052	—	4,517,631

Operating income (loss)	(2,895,508)	(88,408)	—	(2,983,916)

Other income (expense)	(897,507)	17,422	—	(880,085)

Net income (loss)	$(3,793,015)	$(70,986)	$—	$(3,864,001)

Asset Information

The following table shows asset information by geographic segment as of December 31, 2022 and 2021:

December 31, 2022	USA	Switzerland	Elimination	Total
Assets
Current assets	$6,496,354	$1,172,889	$(1,232,653)	$6,436,590
Non-current assets	$11,646,662	$650,794	$(6,184,562)	$6,112,894
Liabilities
Current liabilities	$5,967,729	$1,716,603	$(1,232,653)	$6,451,679
Non-current liabilities	$—	$262,388	$—	$262,388

December 31, 2021	USA	Switzerland	Elimination	Total
Assets
Current assets	$5,783,859	$997,216	$(214,551)	$6,566,524
Non-current assets	$4,468,491	$609,189	$(2,584,562)	$2,493,118
Liabilities
Current liabilities	$1,070,972	$1,506,594	$(214,551)	$2,363,015
Non-current liabilities	$—	$275,729	$—	$275,729

NOTE 16 – SUBSEQUENT EVENTS.

Subsequent to December 31, 2022 and through the date that these financials were made available, the Company had the following subsequent events:

Subsequent to December 31, 2022, the Company issued 2,941,177 shares for exercise of warrants and received $400,000.

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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

The estimated costs of this Offering are as follows:

Expenses*

Securities and exchange Commission Registration Fee	$395.74
Transfer Agent Fees	$1,000.00
Accounting Fees and Expenses	$5,000.00
Legal Fees and Expenses	$4,000.00
Total*	$10,395.74

* All amounts are estimates, other than the SEC's registration fee

We are paying all expenses of the Offering listed above. No portion of these expenses will be paid by the selling security holders. The selling security holders, however, will pay any other expenses incurred in selling their shares, including any brokerage commissions or costs of sale.

ITEM 14. Indemnification of Directors and Officers

Under our bylaws, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise.

Without limiting the application of the foregoing, our board of directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause us to purchase and maintain insurance on behalf of any person who is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not we would have the power to indemnify such person. The indemnification provided shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was our director or officer or any of our affiliated enterprises. We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise.

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ITEM 15. Recent Sales of Unregistered Securities

During the year ended December 31, 2022, the Company issued 14,118,153 shares of common stock, valued at fair market value on issuance as follows:

•	2,000,000 shares issued for cash of $1,000,000
•	5,066,667 shares for acquisitions of Whisl and Smartbiz valued at $1,550,000
•	550,000 shares for asset acquisition valued at $357,500
•	240,000 shares for compensation to our directors valued at $107,600
•	161,367 shares for settlement of debt valued at $80,674
•	6,100,119 shares for exercise of warrants for $400,000

During the six months ended June 30, 2023, the Company issued 3,061,177 shares of common stock, valued at fair market value on issuance as follows:

•	120,000 shares for compensation to our directors valued at $18,130; and

•	2,941,177 shares for exercise of warrants for $400,000.

The offers, sales, and issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited or sophisticated person and had adequate access, through employment, business or other relationships, to information about us.

ITEM 16. Exhibits and Financial Statement Schedules

(a) Exhibits

See the Exhibit Index immediately following the signature page included in this registration statement, which is incorporated herein by reference.

(b) Financial Statement Schedules.

See “Index to Financial Statements” which is located on page 43 of this prospectus.

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ITEM 17. Undertakings

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increases or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(C) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 25, 2023.

IQSTEL Inc.

By:	/s/ Leandro Iglesias
Leandro Iglesias Chief Executive Officer, Principal Executive Officer and Director

By:	/s/ Alvaro Quintana Cardona
Alvaro Quintana Cardona
Title:	Chief Operating Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Leandro Iglesias and Alvaro Quintana Cardona with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Leandro Iglesias
Leandro Iglesias Chief Executive Officer, Principal Executive Officer and Director
August 25, 2023

By:	/s/ Alvaro Quintana Cardona
Alvaro Quintana Cardona
Title:	Chief Operating Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director
Date:	August 25, 2023

By:	/s/ Raul Perez
Raul Perez
Title:	Director
Date:	August 25, 2023

By:	/s/ Jose Antonio Barreto
Jose Antonio Barreto
Title:	Director
Date:	August 25, 2023

By:	/s/ Italo Segnini
Italo Segnini
Title:	Director
Date:	August 25, 2023

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
Exhibit 2.1	Membership Interest Purchase Agreement(1)
Exhibit 2.2	Memorandum of Understanding and Shareholders Agreement dated February 21, 2020(5)
Exhibit 2.3	Memorandum of Understanding and Shareholders Agreement dated February 12, 2020(6)
Exhibit 2.4	Company Purchase Agreement, dated April 1, 2019(11)
Exhibit 3.1	Articles of Incorporation of the Registrant(2)
Exhibit 3.2	Certificate of Amendment(3)
Exhibit 3.3	Certificate of Amendment(18)
Exhibit 3.4	Certificate of Designation(20)
Exhibit 3.5	Certificate of Designation(21)
Exhibit 3.6	Certificate of Designation(22)
Exhibit 3.7	Amended and Restated Bylaws of the Registrant(19)
Exhibit 4.1	Amendment #2 to the Crown Capital Note dated March 2, 2020(4)
Exhibit 4.2	Amendment #2 to the Auctus Fund Note dated March 2, 2020(4)
Exhibit 4.2	Amendment #1 to the Labrys Fund Note dated February 11, 2020(7)
Exhibit 4.3	Amendment #1 to the Apollo Note dated December 23, 2019(8)
Exhibit 4.4	Amendment #1 to the Apollo Note dated December 24, 2019(8)
Exhibit 4.5	Amendment #1 to the Apollo Note dated December 24, 2019(8)
Exhibit 4.6	Amendment #1 to the Apollo Note dated December 24, 2019(8)
Exhibit 4.7	Amendment #1 to the Apollo Note dated December 24, 2019(8)
Exhibit 4.8	Amendment #1 to the Apollo Note dated December 24, 2019(8)
Exhibit 4.9	Amendment #1 to the Apollo Note dated December 24, 2019(8)
Exhibit 4.10	Amendment #1 to the Crown Capital Note dated December 23, 2019(8)
Exhibit 4.11	Amendment #1 to the Auctus Fund Note dated January 1, 2020(8)
Exhibit 4.12	Senior Secured Convertible Promissory Note to Labrys Fund dated December 3, 2019(9)
Exhibit 4.13	Purchase Company Agreement, dated April 21, 2022(12)
Exhibit 4.14	Purchase Company Agreement, dated May 6, 2022(13)
Exhibit 4.15	Common Stock Purchase Option with Apollo Management dated April 5, 2022(14)
Exhibit 4.16	Amended Common Stock Purchase Option with Apollo Management dated September 29, 2022(15)
Exhibit 5.1	Opinion of The Doney Law Firm, with consent to use(23)
Exhibit 10.1	Conversion Agreement with Carmen Cabell(1)
Exhibit 10.2	Conversion Agreement with Patrick Gosselin(1)
Exhibit 10.3	Conversion Agreement with Mark Engler(1)
Exhibit 10.4	Employment Agreement with Leandro Iglesias(1)
Exhibit 10.5	Employment Agreement with Alvaro Quintana Cardona(1)
Exhibit 10.6	Employment Agreement with Juan Carlos Lopez Silva(1)
Exhibit 10.7	Forbearance Agreement dated December 12, 2019(8)
Exhibit 10.8	Temporary Forbearance Agreement dated December 18, 2019(8)
Exhibit 10.9	Securities Purchase Agreement, dated December 3, 2019(9)
Exhibit 10.10	Employment and Indemnification Agreements with Leandro Iglesias, dated May 2, 2019(10)
Exhibit 10.11	Employment and Indemnification Agreements with Alvaro Quintana, dated May 2, 2019(10)
Exhibit 10.12	Employment and Indemnification Agreements with Juan Carlos Lopez Silva, dated May 2, 2019(10)
Exhibit 10.13	Registration Rights Agreement with Apollo Management dated April 5, 2022(16)
Exhibit 14.1	Code of Business Conduct and Ethics(17)
Exhibit 23.1	Consent of Independent Registered Public Accounting Firm**
Exhibit 23.2	Consent of The Doney Law Firm (included in Exhibit 5.1)(23)
Exhibit 24.1	Power of Attorney (included on signature page)

Filed herewith**

1.	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on June 28, 2018.
2.	Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the US Securities and Exchange Commission on August 18, 2011.
3.	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on August 31, 2018.
4.	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on March 30, 2020.
5.	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on February 25, 2020.
6.	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on February 19, 2020.
7.	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on February 13, 2020.
8.	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on January 6, 2020.
9.	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on December 11, 2019.
10.	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on May 6, 2019.
11.	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on April 4, 2019.
12	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on April 26, 2022.
13	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on May 10, 2022.
14	Incorporated by reference to the Company’s Form S-1/A filed with the US Securities and Exchange Commission on September 22, 2022.
15	Incorporated by reference to the Company’s Form 8-K/A filed with the US Securities and Exchange Commission on October 6, 2022.
16	Incorporated by reference to the Company’s Form S-1/A filed with the US Securities and Exchange Commission on October 11, 2022.
17	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on November 2, 2022.
18	Incorporated by reference to the Company’s DEF 14C filed with the US Securities and Exchange Commission on May 12, 2020.
19	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on December 14, 2022.
20	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on January 8, 2021.
21	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on November 13, 2020.
22	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on November 6, 2020.
23	Incorporated by reference to the Company’s Form S-1 filed with the US Securities and Exchange Commission on December 16, 2022.

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